Exhibit 99.1

SHORT TERM LEASE

BY AND BETWEEN

DRT/GVC, LLC,

a California limited liability company

as Landlord

and

ECHELON CORPORATION,

a Delaware corporation

as Tenant

May 14, 2015

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9.2	Landlord’s Insurance	16
9.3	Mutual Waiver Of Subrogation	16

ARTICLE X	DAMAGE TO LEASED PREMISES	16

10.1	Landlord’s Duty To Restore	16
10.2	Insurance Proceeds	17
10.3	Tenant’s Waiver	17
10.4	Abatement Of Rent	17

ARTICLE XI	CONDEMNATION	17

11.1	Tenant’s Right To Terminate	17
11.2	Landlord’s Right To Terminate	17
11.3	Restoration	17
11.4	Temporary Taking	17
11.5	Division Of Condemnation Award	17
11.6	Abatement Of Rent	18
11.7	Taking Defined	18

ARTICLE XII	DEFAULT AND REMEDIES	18

12.1	Events Of Tenant’s Default	18
12.2	Landlord’s Remedies	19
12.3	Landlord’s Default And Tenant’s Remedies	20
12.4	Limitation Of Tenant’s Recourse	20
12.5	Tenant’s Waiver	21

ARTICLE XIII	GENERAL PROVISIONS	21

13.1	Taxes On Tenant’s Property	21
13.2	Holding Over	21
13.3	Subordination To Mortgages	22
13.4	Tenant’s Attornment Upon Foreclosure	22
13.5	Mortgagee Protection	22
13.6	Estoppel Certificate	22
13.7	Tenant’s Financial Information	23
13.8	Transfer By Landlord	23
13.9	Force Majeure	23
13.10	Notices	23
13.11	Attorneys’ Fees and Costs	24
13.12	Definitions	24
13.13	General Waivers	25
13.14	Miscellaneous	26
13.15	Patriot Act Compliance	26

ARTICLE XIV	LEGAL AUTHORITYBROKERS AND ENTIRE AGREEMENT	27

14.1	Legal Authority	27
14.2	Brokerage Commissions	27
14.3	Entire Agreement	27
14.4	Landlord’s Representations	27

ARTICLE XV	RENOVATIONS	27

ARTICLE XVI	TELECOMMUNICATIONS SERVICE	28

16.1	Telecommunications Service	28

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LEASE

THIS SHORT TERM LEASE (“Lease”), dated May 14, 2015 for reference purposes only, is made by and between DRT/GVC, LLC, a California limited liability company (“Landlord”) and ECHELON CORPORATION, a Delaware corporation (“Tenant”), to be effective and binding upon the parties as of the date the last of the designated signatories to this Lease shall have executed this Lease (the “Effective Date of this Lease”).

ARTICLE I

REFERENCE

1.1 References. All references in this Lease (subject to any further clarifications contained in this Lease) to the following terms shall have the following meaning or refer to the respective address, person, date, time period, amount, percentage, calendar year or fiscal year as below set forth:

Tenant’s Representative:	Chris Jodoin

Phone Number:

Landlord’s Representative and Phone Number:	Mike Embree

Lease Commencement Date:	One (1) day after the Termination Date as defined in the Termination Agreements (defined below)

Intended Term:	Eight (8) months

Lease Expiration Date:	December 31, 2015, unless earlier terminated by Landlord or Tenant in accordance with the terms of this Lease.

Tenant’s Security Deposit:	$170,000.

Additional Security Deposit:	$600,000, subject to the terms of Section 3.8 below

Late Charge Amount:	Five Percent (5%) of the Delinquent Amount

Tenant’s Required Liability Coverage:	$5,000,000 Combined Single Limit

Tenant’s Broker(s):	None

Landlord’s Broker:	None

Property:	That certain real property situated in the City of San Jose, County of Santa Clara, State of California, as presently improved with two (2) building(s), which real property is shown on the Site Plan attached hereto as Exhibit A, and addressed at 550 and 570 Meridian Avenue, San Jose, California.

Building:	That certain building on the Property in which the Leased Premises are located commonly known as 550 Meridian Avenue (the “Building”), which Building is shown outlined on Exhibit A hereto.

Common Areas:	The “Common Areas” shall mean all areas within the Property which are located outside the Building, such as such as pedestrian walkways, parking areas, circulation roads and ways, parking structures and surface parking areas, landscaped areas, open areas and enclosed trash disposal areas.

Parking:	With respect to the Leased Premises, Tenant shall be entitled to utilize all those parking spaces designated on Exhibit A hereto. Parking is provided to Tenant by Landlord without additional charge for the entire Lease Term.

HVAC:	Heating, ventilating, and/or air conditioning.

Leased Premises:	The Building and all the interior space within the Building, including stairwells, connecting walkways, and atriums, consisting of approximately 75,000 rentable square feet and, for purposes of this Lease, the Leased Premises is agreed to contain said number of rentable square feet. The Building and the Leased Premises are not subject to re-measurement unless, pursuant to a written amendment to this Lease, space is subtracted therefrom or additional space is added thereto.

Tenant’s Expense Share:	The term “Tenant’s Expense Share” shall mean the percentage obtained by dividing the rentable square footage of the Leased Premises at the time of calculation by the rentable square footage of the Building at the time of calculation. Such percentage is currently 100%.

Standard Interest Rate:	The term “Standard Interest Rate” shall mean the greater of (a) 8%, or (b) the sum of that rate quoted by Wells Fargo Bank, N.T. & S. A., from time to time as its prime rate, plus two percent (2%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Default Interest Rate:	The term “Default Interest Rate” shall mean the Standard Interest Rate, plus five percent (5%), but in no event more than the maximum rate of interest not prohibited or made usurious.

Base Monthly Rent:	The term “Base Monthly Rent” shall mean the following:

	Period	Base Monthly Rent
	5/01/2015 -12/31/2015	$112,500.00

Permitted Use:	General office, light assembly, and uses ancillary thereto, to the extent each such use is in compliance with all Laws and Restrictions.

Exhibits:	The term “Exhibits” shall mean the Exhibits of this Lease which are described as follows:

Exhibit A - Site Plan showing the Property and delineating the Building in which the Leased Premises are located and the parking areas.

Exhibit B – Form of Tenant Estoppel Certificate

Exhibit C – Service Contracts

Exhibit D – Wire Instructions

Condition Precedent:	The effectiveness of this Lease is hereby made expressly conditioned upon the full execution and delivery, and the satisfaction of all conditions precedent to the effectiveness of, of those certain Lease Termination Agreements (the “Termination Agreements”) by and between Landlord and Tenant relating to the Leased Premises and the Building located and addressed at 570 Meridian Avenue, San Jose, California; provided, however, upon satisfaction of such condition, Tenant shall pay Base Monthly Rent as if the Lease Commencement Date had been May 1, 2015.

ARTICLE II

LEASED PREMISES, TERM AND POSSESSION

2.1 Demise Of Leased Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord for Tenant’s own use in the conduct of Tenant’s business and not for purposes of speculating in real estate, for the Lease Term and upon the terms and subject to the conditions of this Lease, that certain interior space described in Article 1 as the Leased Premises. Tenant’s lease of the Leased Premises, together with the appurtenant right to use the Common Areas as described in Paragraph 2.2 below, shall be conditioned upon and be subject to the continuing compliance by Tenant with (i) all the terms and conditions of this Lease, (ii) all Laws and Restrictions governing the use or occupancy of the Leased Premises and the Property, (iii) all easements and other matters now of public record respecting the use of the Leased Premises and Property, and (iv) all reasonable rules and regulations from time to time established by Landlord. Notwithstanding any provision of this Lease to the contrary, Landlord hereby reserves to itself and its designees all rights of access, use and occupancy of the Building roof, and Tenant shall have no right of access, use or occupancy of the Building roof except (if at all) to the extent required in order to enable Tenant to perform Tenant’s maintenance and repair obligations pursuant to this Lease.

2.2 Right To Use Common Areas. As an appurtenant right to Tenant’s right to the use and occupancy of the Leased Premises, Tenant shall have the right to use the Common Areas in conjunction with its use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever. Tenant’s right to so use the Common Areas shall be subject to the limitations on such use as set forth in Article 1 and shall terminate concurrently with any termination of this Lease.

2.3 Lease Commencement Date And Lease Term.

Tenant is currently in possession of the Premises. The term of this Lease shall begin on the Lease Commencement Date, as set forth in Article 1 (the “Lease Commencement Date”). The term of this Lease shall in all events end on the Lease Expiration Date (as set forth in Article 1). The Lease Term shall be that period of time commencing on the Lease Commencement Date and ending on the Lease Expiration Date (the “Lease Term”). Notwithstanding the foregoing, Tenant shall have the right to terminate this Lease by delivering not less than forty-five (45) days prior written notice thereof to Landlord; provided, however, (a) the termination shall not be effective prior to October 1, 2015, (b) the termination notice must be accompanied by the Termination Fee (as defined below) and (c) Tenant may not deliver an early termination notice to Landlord until it has delivered an early termination notice to the Existing Subtenant pursuant to Section 23 of the Existing Sublease or otherwise reached agreement with the Existing Subtenant for an early termination of the Existing Sublease on a date prior to the proposed early termination date of this Lease. The “Termination Fee” shall be an amount equal to the Base Monthly Rent payable under this Lease through December 31, 2015, plus an amount equal to $37,500 (provided that in the event the termination date is after October 1, 2015, such $37,500 amount will be pro-rated based on the number of months remaining in the Lease Term (e.g., if the termination date is November 1, 2015, then the Termination Fee will include an amount equal to 2/3 of $37,500, or $25,000).

2.4 Condition Of Premises.

Tenant accepts the Leased Premises in its AS IS condition, WITH ALL FAULTS on the Lease Commencement Date, and acknowledges that Tenant has been in occupancy of the Premises and is therefore aware of the condition of the Premises and has had the opportunity to inspect and thoroughly examine the Premises.

2.5 Intentionally Omitted.

2.6 Surrender Of Possession. Tenant acknowledges that it has occupied the Leased Premises prior to the Commencement Date pursuant to that certain Lease between Landlord, as successor-in-interest to Green Valley Corporation, and Tenant, dated December 30, 1999, as amended (the “Prior Lease”). Immediately prior to the expiration or upon the sooner termination of this Lease, Tenant shall remove all of Tenant’s signs from the exterior of the Building and shall remove all of Tenant’s equipment (including telecommunications wiring and cabling, unless Landlord otherwise elects), trade fixtures, furniture, supplies, wall decorations and other personal property from within the Leased Premises, the Building and the Common Areas, and shall vacate and surrender the Leased Premises, the Building, the Common Areas and the Property to Landlord broom clean and with all building systems in good working order (to the extent the same are Tenant’s responsibility under this Lease or were Tenant’s responsibility under the Prior Lease during the term thereof). Notwithstanding the foregoing, Tenant will not be required to remove any alterations or improvements installed by or for Tenant in the Premises during the term of the Prior Lease (other than the lab in the parking garage which must be removed and all damage caused by such removal repaired on or before the expiration or earlier termination of this Lease). Tenant shall repair all damage to the Leased Premises, the exterior of the Building and the Common Areas caused by Tenant’s removal of Tenant’s property. If Landlord elects by written notice to Tenant not later than twenty-five (25) days prior to the termination or expiration of the Term to require Tenant to surrender Tenant’s telecommunications wiring and cabling, then Tenant shall leave the same in good condition and repair and labeled and/or coded sufficiently so that Landlord can readily determine the origin, destination and function of the wires and cables. Tenant shall patch and refinish, to Landlord’s reasonable satisfaction, all penetrations made by Tenant or its employees to the foundation, exterior walls or roof of the Leased Premises, whether such penetrations were made with Landlord’s approval or not. Tenant shall repair all damage caused by Tenant to the exterior surface of the Building and the paved surfaces of the Common Areas and, where necessary, replace or resurface same. Additionally, to the extent that Landlord shall have notified or is deemed to have notified Tenant in writing at the time the improvements were completed that it desired to have certain improvements made by Tenant or at the request of Tenant during the Lease Term hereof removed at the expiration or sooner termination of the Lease, Tenant shall, upon the expiration or sooner termination of the Lease, remove any such improvements constructed or installed by Landlord or Tenant and repair all damage caused by such removal. If the Leased Premises, the Building, the Common Areas and the Property are not surrendered to Landlord in the condition required by this paragraph at the expiration or sooner termination of this Lease, Landlord may, at Tenant’s expense, so remove Tenant’s signs, property and/or improvements not so removed and make such repairs and replacements not so made or hire, at Tenant’s expense, independent contractors to perform such work. Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Leased Premises, the Building and the Common Areas to the required condition, together with interest on all costs so incurred from the date paid by Landlord at the Default Interest Rate until paid. Tenant shall pay to Landlord the amount of all costs so incurred plus such interest thereon, within ten (10) days of Landlord’s billing Tenant for same. Notwithstanding the foregoing, Landlord may consent (in its sole and absolute discretion, which consent may be withheld for any reason or no reason) to accept a cash payment from Tenant in lieu of Tenant completing all or any portion of the work required pursuant to this paragraph, such consent to be in a written notice specifying the work from which Tenant shall be excused. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation, any claims made by any succeeding Tenant or any losses to Landlord with respect to lost opportunities to lease to succeeding tenants.

Attached hereto as Exhibit C is a list of all service contracts in place for the Building. Landlord will have the option by delivery of written notice to Tenant not less than forty-five (45) days (or within five (5) business days after any early termination of this Lease) prior to the Lease Expiration Date, to elect that Tenant either (i) terminate such contracts or (ii) assign such contracts to Landlord, in either case at Tenant’s sole cost, with such termination or assignment being effective as of the Lease Expiration Date. Landlord shall have no obligation to assume, or have any liability with respect to, any such contracts except to the extent Landlord assumes in writing such contracts. Tenant shall work cooperatively and in good faith at Landlord’s request to assign the service contracts as to the Building to Landlord and shall not terminate service to the Building under any service contract without delivering at least three (3) business days’ notice thereof to Landlord unless Landlord has previously informed Tenant that it is not interested assuming a contract. Tenant represents and warrants that there are no service contracts relating to the Building held by Subtenant.

2.7 Accessibility.

In accordance with California Civil Code section 1938, Landlord hereby informs Tenant that as of the Effective Date of this Lease, the Leased Premises have not been inspected by a Certified Access Specialist (as defined in California Civil Code section 55.52(3)).

ARTICLE III

RENT, LATE CHARGES AND SECURITY DEPOSIT

3.1 Base Monthly Rent.

Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, Tenant shall pay to Landlord, without prior demand therefor, in advance on the first day of each calendar month, cash or other immediately available good funds in the amount set forth as Base Monthly Rent in Article 1.

3.2 Additional Rent. Commencing on the Lease Commencement Date (as determined pursuant to Paragraph 2.3 above) and continuing throughout the Lease Term, in addition to the Base Monthly Rent and to the extent not required by Landlord to be contracted for and paid directly by Tenant,

Tenant shall pay to Landlord as additional rent (the “Additional Rent”), cash or other immediately available good funds in the following amounts:

(a) An amount equal to all Property Operating Expenses (as defined in Article 13) incurred or to be incurred by Landlord. Payment shall be made by whichever of the following methods (or combination of methods) is (are) from time to time designated by Landlord:

(i) Landlord may forward invoices or bills for such expenses to Tenant, and Tenant shall, no later than ten (10) days prior to the due date, pay such invoices or bills and deliver satisfactory evidence of such payment to Landlord, and/or

(ii) Landlord may bill to Tenant, on a periodic basis not more frequently than monthly, the amount of such expenses (or group of expenses) as paid or incurred by Landlord, and Tenant shall pay to Landlord the amount of such expenses within ten (10) days after receipt of a written bill therefor from Landlord, and/or

(iii) Landlord may deliver to Tenant Landlord’s reasonable estimate of any given expense (such as Landlord’s Insurance Costs or Real Property Taxes), or group of expenses, which it anticipates will be paid or incurred for the ensuing calendar or fiscal year, as Landlord may determine, and Tenant shall pay to Landlord an amount equal to the estimated amount of such expenses for such year in equal monthly installments during such year with the installments of Base Monthly Rent. Landlord reserves the right to revise such estimate from time to time.

Landlord reserves the right to change from time to time the methods of billing Tenant for any given expense or group of expenses or the periodic basis on which such expenses are billed.

(b) Any legal fees and costs that Tenant is obligated to pay or reimburse to Landlord pursuant to Article 13; and

(c) Any other charges or reimbursements due Landlord from Tenant pursuant to the terms of this Lease.

Notwithstanding the foregoing, Landlord may elect by written notice to Tenant to have Tenant pay Real Property Taxes or any portion thereof directly to the applicable taxing authority, in which case Tenant shall make such payments and deliver satisfactory evidence of payment to Landlord no later than ten (10) days before such Real Property Taxes become delinquent. In the event Tenant is responsible to pay taxes directly, Landlord shall have no obligation to make such payments, whether or not Landlord receives evidence of payment from Tenant, and Tenant shall in all cases be responsible for any fines, penalties, interest and damages for late payment.

3.3 Year-End Adjustments. If Landlord shall have elected to bill Tenant for the Property Operating Expenses (or any group of such expenses) on an estimated basis in accordance with the provisions of Paragraph 3.2(a)(iii) above, Landlord shall furnish to Tenant within four months following the end of the applicable calendar or fiscal year, as the case may be, a statement setting forth (i) the amount of such expenses paid or incurred during the just ended calendar or fiscal year, as appropriate, and (ii) the amount that Tenant has paid to Landlord for credit against such expenses for such period. If Tenant shall have paid more than its obligation for such expenses for the stated period, Landlord shall, at its election, either (i) credit the amount of such overpayment toward the next ensuing payment or payments of Additional Rent that would otherwise be due or (ii) refund in cash to Tenant the amount of such overpayment. If such year-end statement shall show that Tenant did not pay its obligation for such expenses in full, then Tenant shall pay to Landlord the amount of such underpayment within thirty (30) days from Landlord’s billing of same to Tenant. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

3.4 Late Charge, And Interest On Rent In Default. Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Monthly Rent or any Additional Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amounts of which are extremely difficult or impractical to fix. Such costs and expenses will include without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any installment of Base Monthly Rent is not received by Landlord from Tenant within five (5) calendar days after the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to the amount set forth in Article 1 as the “Late Charge Amount,” and if any Additional Rent is not received by Landlord when the same becomes due, Tenant shall immediately pay to Landlord a late charge in an amount equal to 5% of the Additional Rent not so paid. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the anticipated loss Landlord would suffer by reason of Tenant’s failure to make timely payment. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rental installment or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each rental installment due under this Lease when due, including the right to terminate this Lease. If any rent remains delinquent for a period in excess of five (5) calendar days, then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not so paid from said fifth (5th) day at the Default Interest Rate until paid.

3.5 Payment Of Rent. Except as specifically provided otherwise in this Lease, all rent shall be paid in lawful money of the United States, without any abatement, reduction or offset for any reason whatsoever, to Landlord pursuant to the wire instructions attached hereto in Exhibit D (or such revised wire instructions as Landlord may designate from time to time). Tenant’s obligation to pay Base Monthly Rent and all Additional Rent shall be appropriately prorated at the commencement and expiration of the Lease Term. The failure by Tenant to pay any Additional Rent as required pursuant to this Lease when due shall be treated the same as a failure by Tenant to pay Base Monthly Rent when due, and Landlord shall have the same rights and remedies against Tenant as Landlord would have had Tenant failed to pay the Base Monthly Rent when due.

3.6 Intentionally omitted.

3.7 Security Deposit. Pursuant to the Prior Lease, Landlord currently holds a security deposit in the amount of One Hundred Seventy Thousand Dollars ($170,000) as the “Security Deposit” as security for the performance by Tenant of the terms of this Lease to be performed by Tenant, and not as prepayment of rent. Tenant hereby grants to Landlord a security interest in the Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Security Deposit as are reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of Base Monthly Rent or Additional Rent or a late charge or interest on defaulted rent, or any other monetary payment obligation of Tenant under this Lease; (ii) to repair damage to the Leased Premises, the Building or the Common Areas caused or permitted to occur by Tenant; (iii) to clean and restore and repair the Leased Premises, the Building or the Common Areas following their surrender to Landlord if not surrendered in the condition required pursuant to the provisions of Article 2, (iv) to remedy any other default of Tenant including, without limitation, paying in full on Tenant’s behalf any sums claimed by materialmen or contractors of Tenant to be owing to them by Tenant for work done or improvements made at Tenant’s request to the Leased Premises, and (v) to cover any other expense, loss or damage which Landlord may at any time suffer due to Tenant’s default. In this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Security Deposit. Landlord may use the Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Security Deposit. Tenant specifically grants to Landlord (and Tenant hereby waives the provisions of California Civil Code Section 1950.7 to the contrary) a period of ninety (90) days following a surrender of the Leased Premises by Tenant to Landlord within which to inspect the Leased Premises, make required restorations and repairs, receive and verify workmen’s billings therefor, cure any other defaults, deduct any damages, and prepare a final accounting with respect to the Security Deposit. In no event shall the Security Deposit or any portion thereof, be considered prepaid rent.

3.8 Additional Security Deposit. Within five (5) business days after the full execution and delivery of this Lease, Tenant will pay Landlord by wire transfer pursuant to the instructions set forth in Exhibit D to this Lease an additional security deposit of Six Hundred Thousand Dollars ($600,000) (the “Additional Security Deposit”). The Additional Security Deposit shall be held by Landlord as security for payment by Tenant of Base Monthly Rent to be paid by Tenant under this Lease, and not as prepayment of rent. Notwithstanding anything to the contrary contained in this Section 3.8, in the event that Tenant is not in default beyond applicable notice and cure periods of any of its obligations to pay Base Monthly Rent under this Lease, then within ten (10) business days after Landlord receives confirmation that Tenant has paid each installment of Base Monthly Rent due pursuant to this Lease, Landlord will refund to Tenant an amount equal to Seventy-Five Thousand Dollars ($75,000), which amount will be deducted from the then-remaining balance of the Additional Security Deposit. Tenant hereby grants to Landlord a security interest in the Additional Security Deposit, including but not limited to replenishments thereof. Landlord may apply such portion or portions of the Additional Security Deposit as are reasonably necessary only to remedy any default by Tenant in the payment of Base Monthly Rent. Subject to the foregoing, Tenant hereby waives any restriction on the uses to which the Additional Security Deposit may be applied as contained in Section 1950.7(c) of the California Civil Code and/or any successor statute. In the event the Additional Security Deposit or any portion thereof is so used, Tenant shall pay to Landlord, promptly upon demand, an amount in cash sufficient to restore the Additional Security Deposit to the full original sum. Landlord shall not be deemed a trustee of the Additional Security Deposit. Landlord may use the Additional Security Deposit in Landlord’s ordinary business and shall not be required to segregate it from Landlord’s general accounts. Tenant shall not be entitled to any interest on the Additional Security Deposit. If Landlord transfers the Building or the Property during the Lease Term, Landlord may pay the Additional Security Deposit to any subsequent owner in conformity with the provisions of Section 1950.7 of the California Civil Code and/or any successor statute, in which event the transferring landlord shall be released from all liability for the return of the Additional Security Deposit.

ARTICLE IV

USE OF LEASED PREMISES AND COMMON AREA

4.1 Permitted Use. Tenant shall be entitled to use the Leased Premises solely for the “Permitted Use” as set forth in Article 1 and for no other purpose whatsoever. Tenant shall continuously and without interruption use the Leased Premises for such purpose for the entire Lease Term. Any discontinuance of such use for a period of sixty (60) consecutive calendar days shall be, at Landlord’s election, a default by Tenant under the terms of this Lease. Tenant shall have the right to use the Common Areas in conjunction with its Permitted Use of the Leased Premises solely for the purposes for which they were designed and intended and for no other purposes whatsoever.

4.2 General Limitations On Use. Tenant shall not do or permit anything to be done in or about the Leased Premises, the Building, the Common Areas or the Property which does or could (i) jeopardize the structural integrity of the Building or (ii) cause damage to any part of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not operate any equipment within the Leased Premises which does or could (A) injure, vibrate or shake the Leased Premises or the Building, (B) damage, overload or impair the efficient operation of any electrical, plumbing, or HVAC systems within or servicing the Leased Premises or the Building, or (C) damage or impair the efficient operation of the sprinkler system (if any) within or servicing the Leased Premises or the Building. Tenant shall not install any equipment or antennas on or make any penetrations of the exterior walls or roof of the Building. Tenant shall not affix any equipment to or make any penetrations or cuts in the floor, ceiling, walls or roof of the Leased Premises. Tenant shall not place any loads upon the floors, walls, ceiling or roof systems which could endanger the structural integrity of the Building or damage its floors, foundations or supporting structural components. Tenant shall not place any explosive, flammable or harmful fluids or other waste materials in the drainage systems of the Leased Premises, the Building, the Common Areas or the Property. Tenant shall not drain or discharge any fluids in the landscaped areas or across the paved areas of the Property. Tenant shall not use any of the Common Areas for the storage of its materials, supplies, inventory or equipment and all such materials, supplies, inventory or equipment shall at all times be stored within the Leased Premises. Tenant shall not commit nor permit to be committed by any of its employees, agents, vendors, invitees, guests, permittees, assignees, sublessees, or contractors (the “Tenant Parties”), any waste in or about the Leased Premises, the Building, the Common Areas or the Property.

4.3 Noise And Emissions. All noise generated by Tenant in its use of the Leased Premises shall be confined or muffled so that it does not interfere with the businesses of or annoy the occupants and/or users of adjacent properties. All dust, fumes, odors and other emissions generated by Tenant’s use of the Leased Premises shall be sufficiently dissipated in accordance with sound environmental practice and exhausted from the Leased Premises in such a manner so as not to interfere with the businesses of or annoy the occupants and/or users of adjacent properties, or cause any damage to the Leased Premises, the Building, the Common Areas or the Property or any component part thereof or the property of adjacent property owners.

4.4 Trash Disposal. Tenant shall provide trash bins or other adequate garbage disposal facilities within the trash enclosure areas provided or permitted by Landlord outside the Leased Premises sufficient for the interim disposal of all of its trash, garbage and waste. All such trash, garbage and waste temporarily stored in such areas shall be stored in such a manner so that it is not visible from outside of such areas, and Tenant shall cause such trash, garbage and waste to be regularly removed from the Property. Tenant shall keep the Leased Premises and the Common Areas in a clean, safe and neat condition free and clear of all of Tenant’s trash, garbage, waste and/or boxes, pallets and containers containing same at all times.

4.5 Parking. Tenant shall not, at any time, park or permit to be parked any recreational vehicles, inoperative vehicles or equipment in the Common Areas or on any portion of the Property. Tenant agrees to assume responsibility for compliance by its employees and invitees with the parking provisions contained herein. If Tenant or its employees park any vehicle within the Property in violation of these provisions, then Landlord may, upon prior written notice to Tenant giving Tenant one (1) day (or any applicable statutory notice period, if longer than one (1) day) to remove such vehicle(s), in addition to any other remedies Landlord may have under this Lease, charge Tenant, as Additional Rent, and Tenant agrees to pay, as Additional Rent, One Hundred Dollars ($100) per day for each day or partial day that each such vehicle is so parked within the Property. Tenant agrees to assume responsibility for compliance by the Tenant Parties with the parking provisions contained herein. Landlord reserves the right to grant easements and access rights to others for use of the parking areas on the Property, provided that such grants do not reduce the number of parking spaces available to Tenant in Article 1.

4.6 Signs.

Subject to the other terms and conditions of this Paragraph 4.6, Tenant, at Tenant’s sole cost and expense, shall remove all of Tenant’s signage existing as of the Lease Commencement Date within five (5) business days after any early termination of this Lease or on or before the Lease Expiration Date. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any sign, advertisement, banner, placard, or picture which is visible from the exterior of the Leased Premises, except as expressly allowed pursuant to this Paragraph 4.6. Tenant shall not place or install on or within any portion of the Leased Premises, the exterior of the Building, the Common Areas or the Property any business identification sign which is visible from the exterior of the Leased Premises until Landlord shall have approved in writing and in its reasonable discretion the location, size, content, design, method of attachment and material to be used in the making of such sign. Any sign, once approved by Landlord, shall be installed at Tenant’s sole cost and expense and only in strict compliance with Landlord’s approval and any applicable Laws and Restrictions, using a person approved by Landlord to install same. Landlord may remove any signs (which have not been approved in writing by Landlord), advertisements, banners, placards or pictures so placed by Tenant on or within the Leased Premises, the exterior of the Building, the Common Areas or the Property and charge to Tenant the cost of such removal, together with any costs incurred by Landlord to repair any damage caused thereby, including any cost incurred to restore the surface (upon which such sign was so affixed) to its original condition. Tenant shall remove all of Tenant’s signs, repair any damage caused thereby, and restore the surface upon which the sign was affixed to its original condition, all to Landlord’s reasonable satisfaction, upon the termination of this Lease. Notwithstanding the signage rights granted to Tenant pursuant to this Paragraph 4.6, Landlord reserves and retains the right to place Landlord’s name and/or ownership affiliation in or on the Leased Premises, the Building, the Common Areas or the Property, or on any of the signs located thereon, as determined in Landlord’s sole discretion.

4.7 Compliance With Laws And Restrictions. Tenant shall abide by and shall promptly observe and comply with, at its sole cost and expense, all Laws and Restrictions respecting the use and occupancy of the Leased Premises, the Building, the Common Areas or the Property including, without limitation, Title 24, building codes, the Americans with Disabilities Act and the rules and regulations promulgated thereunder, and all Laws governing the use and/or disposal of hazardous materials, and shall defend with competent counsel, indemnify and hold Landlord harmless from any claims, damages or liability resulting from Tenant’s failure to so abide, observe, or comply. Tenant’s obligations hereunder shall survive the expiration or sooner termination of this Lease. Notwithstanding anything to the contrary herein, including Section 4.8, Tenant shall not be required to comply with or cause the Leased Premises or Property to comply with any laws, rules, regulations or insurance requirements requiring the construction of alterations unless such compliance is necessitated solely (i) due to Tenant’s particular use of the Premises or (ii) due to any action taken by Tenant, such as performance of Alterations or improvements in the Leased Premises. In the event Landlord is required to perform any legal compliance upgrades, the cost of such upgrades may be included in Operating Expenses, subject to amortization in accordance with Section 5.1(b) to the extent applicable.

4.8 Compliance With Insurance Requirements. With respect to any insurance policies required or permitted to be carried by Landlord in accordance with the provisions of this Lease, Tenant shall not conduct nor permit any other person to conduct any activities nor keep, store or use (or allow any other person to keep, store or use) any item or thing within the Leased Premises, the Building, the Common Areas or the Property which (i) is prohibited under the terms of any such policies, (ii) could result in the termination of the coverage afforded under any of such policies, (iii) could give to the insurance carrier the right to cancel any of such policies, or (iv) could cause an increase in the rates (over standard rates) charged for the coverage afforded under any of such policies. Tenant shall comply with all requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain, at standard rates, the insurance coverages carried by either Landlord or Tenant pursuant to this Lease.

4.9 Landlord’s Right To Enter. Landlord and its agents shall have the right to enter the Leased Premises during normal business hours after giving Tenant reasonable notice and subject to Tenant’s reasonable security measures for the purpose of (i) inspecting the same; (ii) showing the Leased Premises to prospective purchasers, mortgagees or tenants; (iii) making necessary alterations, additions or repairs; and (iv) performing any of Tenant’s obligations when Tenant has failed to do so. Landlord shall have the right to enter the Leased Premises during normal business hours (or as otherwise agreed), subject to Tenant’s reasonable security measures, for purposes of supplying any maintenance or services agreed to be supplied by Landlord. Landlord shall also have the right, upon reasonable advance notice to Tenant, to access the Building’s vertical risers and the interstitial space above Tenant’s acoustical ceiling to connect new utility and communications lines from other floors to the base Building utility lines. Landlord shall have the right to enter the Common Areas during normal business hours for purposes of

(i) inspecting the exterior of the Building and the Common Areas; (ii) posting notices of nonresponsibility (and for such purposes Tenant shall provide Landlord at least thirty (30) days’ prior written notice of any work to be performed on the Leased Premises, as well as notice within one (1) day after the commencement of such work); and (iii) supplying any services to be provided by Landlord. Any entry into the Leased Premises or the Common Areas obtained by Landlord in accordance with this paragraph shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Leased Premises, or an eviction, actual or constructive of Tenant from the Leased Premises or any portion thereof.

4.10 Use Of Common Areas. Tenant, in its use of the Common Areas, shall at all times keep the Common Areas in a safe condition free and clear of all materials, equipment, debris, trash (except within existing enclosed trash areas), inoperable vehicles, and other items which are not specifically permitted by Landlord to be stored or located thereon by Tenant. If, in the opinion of Landlord, unauthorized persons are using any of the Common Areas by reason of, or under claim of, the express or implied authority or consent of Tenant, then Tenant, upon demand of Landlord, shall restrain, to the fullest extent then allowed by Law, such unauthorized use, and shall initiate such appropriate proceedings as may be required to so restrain such use. Landlord reserves the right to grant easements and access rights to others for use of the Common Areas and shall not be liable to Tenant for any diminution in Tenant’s right to use the Common Areas as a result, provided such easements do not reduce the number of parking spaces available to Tenant in Article 1 or materially and negatively impact Tenant’s access to the Leased Premises.

4.11 Environmental Protection. Tenant’s obligations under this Paragraph 4.11 shall survive the expiration or termination of this Lease.

(a) As used herein, the term “Hazardous Materials” shall mean any toxic or hazardous substance, material or waste or any pollutant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations and any and all of those substances included within the definitions of “hazardous substances,” “hazardous materials,” “hazardous waste,” “hazardous chemical substance or mixture,” “imminently hazardous chemical substance or mixture,” “toxic substances,” “hazardous air pollutant,” “toxic pollutant,” or “solid waste” in the (a) Comprehensive Environmental Response, Compensation and Liability Act of 1990 (“CERCLA” or “Superfund”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), 42 U.S.C. § 9601 et seq., (b) Resource Conservation and Recovery Act of 1976 (“RCRA”), 42 U.S.C. § 6901 et seq., (c) Federal Water Pollution Control Act (“FSPCA”), 33 U.S.C. § 1251 et seq., (d) Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq., (e) Toxic Substances Control Act (“TSCA”), 14 U.S.C. § 2601 et seq., (f) Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq., (g) Carpenter-Presley-Tanner Hazardous Substance Account Act (“California Superfund”), Cal. Health & Safety Code § 25300 et seq., (h) California Hazardous Waste Control Act, Cal. Health & Safety code § 25100 et seq., (i) Porter-Cologne Water Quality Control Act (“Porter-Cologne Act”), Cal. Water Code § 13000 et seq., (j) Hazardous Waste Disposal Land Use Law, Cal. Health & Safety codes § 25220 et seq., (k) Safe Drinking Water and Toxic Enforcement Act of 1986 (“Proposition 65”), Cal. Health & Safety code § 25249.5 et seq., (l) Hazardous Substances Underground Storage Tank Law, Cal. Health & Safety code § 25280 et seq., (m) Air Resources Law, Cal. Health & Safety Code § 39000 et seq., and (n) regulations promulgated pursuant to said laws or any replacement thereof, or as similar terms are defined in the federal, state and local laws, statutes, regulations, orders or rules. Hazardous Materials shall also mean any and all other biohazardous wastes and substances, materials and wastes which are, or in the future become, regulated under applicable Laws for the protection of health or the environment, or which are classified as hazardous or toxic substances, materials or wastes, pollutants or contaminants, as defined, listed or regulated by any federal, state or local law, regulation or order or by common law decision, including, without limitation, (i) trichloroethylene, tetrachloroethylene, perchloroethylene and other chlorinated solvents, (ii) any petroleum products or fractions thereof, (iii) asbestos, (iv) polychlorinated biphenyls, (v) flammable explosives, (vi) urea formaldehyde, (vii) radioactive materials and waste, and (viii) materials and wastes that are harmful to or may threaten human health, ecology or the environment.

(b) Notwithstanding anything to the contrary in this Lease, Tenant, at its sole cost, shall comply with, and shall cause the Tenant Parties to comply with, all Laws relating to the storage, use and disposal of Hazardous Materials at the Property; provided, however, that Tenant shall not be responsible for contamination of the Leased Premises and/or the Building or the Property (including the parking garage) by Hazardous Materials existing as of the date the Leased Premises were delivered to Tenant under the Prior Lease (whether before or after the commencement date of the Prior Lease) excepting only contamination caused or exacerbated by Tenant or the Tenant Parties. Tenant shall not store, use or dispose of any Hazardous Materials except for ordinary office and cleaning supplies used in compliance with all Laws and Restrictions. In no event shall Tenant or any of the Tenant Parties cause or permit to be discharged into the plumbing or sewage system of the Building or onto the land underlying or adjacent to the Building any Hazardous Materials. Tenant shall be solely responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with Tenant’s storage, use and/or disposal of Hazardous Materials, including any such uses during the term of the Prior Lease. If the presence of Hazardous Materials on the Leased Premises caused or permitted by Tenant or any of the Tenant Parties results in contamination or deterioration of water or soil, then Tenant shall promptly take any and all action necessary to clean up such contamination, but the foregoing shall in no event be deemed to constitute permission by Landlord to allow the presence of such Hazardous Materials. At any time prior to the expiration of the Lease Term if Tenant has a reasonable basis to suspect that there has been any release or the presence of Hazardous Materials in the ground or ground water on the Leased Premises, Tenant shall have the right to conduct appropriate tests of water and soil and to deliver to Landlord the results of such tests to demonstrate that no contamination in excess of permitted levels has occurred as a result of Tenant’s use of the Leased Premises. Tenant shall further be solely responsible for, and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorneys’ fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Leased Premises and any other property of whatever nature to their condition existing prior to the appearance of the Hazardous Materials.

(c) Upon termination or expiration of the Lease Term, Tenant at its sole expense shall cause all Hazardous Materials placed in or about the Leased Premises, the Building and/or the Property by Tenant or any of the Tenant Parties, and all installations (whether interior or exterior) made by or on behalf of Tenant or any of the Tenant Parties relating to the storage, use, disposal or transportation of Hazardous Materials to be removed from the property and transported for use, storage or disposal in accordance and compliance with all Laws and other requirements respecting Hazardous Materials used or permitted to be used by Tenant. In addition, if Landlord reasonably believes that Tenant has caused or permitted contamination of the Leased Premises or Property, then at Landlord’s request, prior to vacating the Leased Premises, Tenant shall undertake and submit to Landlord an environmental site assessment from an environmental consulting company reasonably acceptable to Landlord which site assessment shall evidence Tenant’s compliance with this Paragraph 4.11.

(d) At any time prior to expiration of the Lease Term, subject to reasonable prior notice (not less than forty-eight (48) hours) and Tenant’s reasonable security requirements and provided such activities do not unreasonably interfere with the conduct of Tenant’s business at the Leased Premises, Landlord shall have the right to enter in and upon the Property, Building and Leased Premises in order to conduct appropriate tests of water and soil to determine whether levels of any Hazardous Materials in excess of legally permissible levels has occurred as a result of Tenant’s use thereof. Landlord shall furnish copies of all such test results and reports to Tenant and, at Tenant’s option and cost, shall permit split sampling for testing and analysis by Tenant. Such testing shall be at Tenant’s expense if Landlord has a reasonable basis for suspecting and confirms the presence of Hazardous Materials in the soil or surface or ground water in, on, under, or about the Property, the Building or the Leased Premises, which has been caused by or resulted from the activities of Tenant or any of the Tenant Parties.

(e) Landlord may voluntarily cooperate in a reasonable manner with the efforts of all governmental agencies in reducing actual or potential environmental damage. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such voluntary cooperation, nor for any required compliance. Tenant agrees at all times to cooperate fully with the requirements and recommendations of governmental agencies regulating, or otherwise involved in, the protection of the environment.

4.12 Rules And Regulations. In the event Echelon Corporation is no longer the sole tenant of the Leased Premises, Landlord shall have the right from time to time to establish reasonable rules and regulations and/or amendments or additions thereto respecting the use of the Leased Premises and the Common Areas for the care and orderly management of the Property. Upon delivery to Tenant of a copy of such rules and regulations or any amendments or additions thereto, Tenant shall comply with such rules and regulations. A violation by Tenant of any of such rules and regulations shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible or liable to Tenant for the violation of such rules and regulations by any other tenant of the Property.

4.13 Reservations. Landlord reserves the right from time to time to grant, without the consent or joinder of Tenant, such easements, rights of way and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way and dedications do not unreasonably interfere with the use of the Leased Premises by Tenant. Tenant agrees to execute any documents reasonably requested by Landlord to effectuate any such easement rights, dedications, maps or restrictions.

ARTICLE V

REPAIRS, MAINTENANCE, SERVICES AND UTILITIES

5.1 Repair And Maintenance. Except in the case of damage to or destruction of the Leased Premises, the Building, the Common Areas or the Property caused by an act of God or other peril, in which case the provisions of Article 10 shall control, the parties shall have the following obligations and responsibilities with respect to the repair and maintenance of the Leased Premises, the Building, the Common Areas, and the Property.

(a) Tenant’s Obligations. Tenant shall, at all times during the Lease Term and at its sole cost and expense, regularly clean and continuously keep and maintain in good order, condition and repair the Leased Premises and every part thereof including, without limiting the generality of the foregoing, (i) all interior walls, floors and ceilings, (ii) all electrical wiring, conduits, connectors and fixtures, (iii) all plumbing, pipes, sinks, toilets, faucets and drains, (iv) all lighting fixtures, bulbs and lamps, elevators, and all HVAC equipment, and (v) all entranceways to the Leased Premises. Tenant shall perform the day to day maintenance of all utility and service lines and connections exclusively serving the Building. Tenant, if requested to do so by Landlord, shall hire, at Tenant’s sole cost and expense, a licensed HVAC contractor to regularly and periodically (not less frequently than every three months) inspect and perform required maintenance on the HVAC equipment and systems serving the Leased Premises, or alternatively, Landlord may, at its election, contract in its own name for such regular and periodic inspections of and maintenance on such HVAC equipment and systems and charge to Tenant, as Additional Rent, the cost thereof. Tenant shall, at its sole cost and expense, repair all damage to the Leased Premises, the Building, the Common Areas or the Property caused by the activities of Tenant, its employees, invitees or contractors promptly following written notice from Landlord to so repair such damages. If Tenant shall fail to perform the required maintenance or fail to make repairs required of it pursuant to this paragraph within a reasonable period of time following notice from Landlord to do so, then Landlord may, at its election and without waiving any other remedy it may otherwise have under this Lease or at law, perform such maintenance or make such repairs and charge to Tenant, as Additional Rent, the costs so incurred by Landlord for same. All glass within or a part of the Leased Premises, both interior and exterior, is at the sole risk of Tenant and any broken glass shall promptly be replaced by Tenant at Tenant’s expense with glass of the same kind, size and quality.

(b) Landlord’s Obligation. Landlord shall, at all times during the Lease Term, maintain in good condition and repair the foundation, roof structure, roof membrane, exterior areas of the Property, skylights, load-bearing and exterior walls of the Building (excluding paint and sealant). The provisions of this subparagraph (b) shall in no way limit the right of Landlord to charge to Tenant, as Additional Rent pursuant to Article 3 (to the extent permitted pursuant to Article 3), the costs incurred by Landlord in performing such maintenance and/or making such repairs. In addition, notwithstanding Section 5.1(a) above, Landlord shall perform, any repair or maintenance to underground utilities (subject to the provisions of the following sentence). In the event that, due to normal wear and tear (and not due to other factors, including, without limitation, Tenant’s misuse or Tenant’s alterations, improvements or modifications to the Leased Premises, the Common Areas, or the Building or failure to properly and adequately perform repairs and maintenance which Tenant was required to perform under the Prior Lease or this Lease), Tenant is required by Section 5.1(a) to make a repair or replacement that would be considered a capital improvement as determined in accordance with generally accepted accounting principles and the amount thereof exceeds $20,000, Landlord shall perform such work and the cost of such repair or replacement shall be amortized over its useful life with interest at the Standard Interest Rate, and only the amortizing portion of such cost (“Capital Expense Amortization”) shall be included in Property Operating Expenses on a monthly basis.

5.2 Utilities. Tenant shall arrange at its sole cost and expense and in its own name, for the supply of gas and electricity to the Leased Premises. In the event that such services are not separately metered, Tenant shall, at its sole expense, cause such meters to be installed. Tenant shall maintain the water meter(s) in its own name; provided, however, that if at any time during the Lease Term Landlord shall require Tenant to put the water service in Landlord’s name, Tenant shall do so at Tenant’s sole cost. Tenant shall be responsible for determining if the local supplier of water, gas and electricity can supply the needs of Tenant and whether or not the existing water, gas and electrical distribution systems within the Building and the Leased Premises are adequate for Tenant’s needs. Tenant shall be responsible for determining if the existing sanitary and storm sewer systems now servicing the Leased Premises and the Property are adequate for Tenant’s needs. Tenant shall pay all charges for water, gas, electricity and storm and sanitary sewer services as so supplied to the Leased Premises, irrespective of whether or not the services are maintained in Landlord’s or Tenant’s name.

5.3 Security. Tenant acknowledges that Landlord has not undertaken any duty whatsoever to provide security for the Leased Premises, the Building, the Common Areas or the Property and, accordingly, Landlord is not responsible for the security of same or the protection of Tenant’s property or Tenant’s employees, invitees, or contractors from any cause whatsoever, including but not limited to criminal and/or terrorist acts. To the extent Tenant determines that such security or protection services are advisable or necessary, Tenant shall arrange for and pay the costs of providing same. In the event Landlord in its sole and absolute discretion agrees to provide any security services, whether it be guard service or access systems or otherwise, Landlord shall do so strictly as an accommodation to Tenant and Landlord shall have no liability whatsoever in connection therewith, whether it be for failure to maintain the secure access system, or for failure of the guard service to provide adequate security, or otherwise. Without limitation, Paragraph 8.1 below is intended by Tenant and Landlord to apply to this Paragraph 5.3.

5.4 Energy And Resource Consumption.

(a) Energy Consumption Reduction Efforts. Landlord may voluntarily cooperate in a reasonable manner with the efforts of governmental agencies and/or utility suppliers in reducing energy or other resource consumption within the Property. Tenant shall not be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of such cooperation. Tenant agrees at all times to cooperate fully with Landlord and to abide by all reasonable rules established by Landlord (i) in order to maximize the efficient operation of the electrical and HVAC systems and all other energy or other resource consumption systems with the Property and/or (ii) in order to comply with the recommendations of utility suppliers and governmental agencies regulating the consumption of energy and/or other resources.

(b) Energy Use Disclosure Requirements. Tenant hereby acknowledges and agrees that Tenant has received from Landlord on or before the date that is two (2) days prior to the Effective Date of this Lease a completed “Data Verification Checklist” with respect to the Building, as such term is defined in California Code of Regulations, Title 20, Division 2, Chapter 4, Article 9, Section 1681(b) (and pursuant to Public Resources Code Section 25402.10) pertaining to the Nonresidential Building Energy Use Disclosure Program (the “Energy Disclosure Program”). Throughout the Term, and promptly following Landlord’s written request, Tenant shall deliver to Landlord such information and/or documentation as Landlord requires and otherwise cooperate with Landlord (including, but not limited to, the execution of any documentation) to assist Landlord in its compliance with the Energy Disclosure Program, any successor or related statute(s) and/or code(s), and any other energy use disclosure requirements or programs required by law.

(c) Tenant Utility Usage Data Reporting. If Tenant is billed directly by a utility company with respect to Tenant’s electricity and natural gas/propane usage data at the Leased Premises, then, promptly following Landlord’s written request, Tenant shall provide its monthly electricity and natural gas/propane usage data for the Leased Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant’s electricity and natural gas/propane usage data with respect to the Leased Premises directly from the utility company.

5.5 Limitation Of Landlord’s Liability. Landlord shall not be liable to Tenant for injury to Tenant or any of the Tenant Parties, or damage to property of Tenant or any Tenant Parties, or loss of Tenant’s or any Tenant Parties’ business or profits, nor shall Tenant be entitled to terminate this Lease or to any reduction in or abatement of rent by reason of (i) Landlord’s failure to provide security services or systems within the Property for the protection of the Leased Premises, the Building or the Common Areas, or the protection of Tenant’s property or any of the Tenant Parties, or (ii) Landlord’s failure to perform any maintenance or repairs to the Leased Premises, the Building, the Common Areas or the Property until Tenant shall have first notified Landlord, in writing, of the need for such maintenance or repairs, and then only after Landlord shall have had a reasonable period of time following its receipt of such notice within which to perform such maintenance or repairs, or (iii) any failure, interruption, rationing or other curtailment in the supply of water, electric current, gas or other utility service to the Leased Premises, the Building, the Common Areas or the Property from whatever cause (other than Landlord’s active gross negligence or willful misconduct), or (iv) the unauthorized intrusion or entry into the Leased Premises by third parties (other than Landlord).

ARTICLE VI

ALTERATIONS AND IMPROVEMENTS

6.1 By Tenant. Tenant shall not make any alterations to or modifications of the Leased Premises or construct any improvements within the Leased Premises until Landlord shall have first approved, in writing, the plans and specifications therefor, which approval may be withheld in Landlord’s sole discretion. Tenant’s written request shall also contain a request for Landlord to elect whether or not it will require Tenant to remove the subject alterations, modifications or improvements at the expiration or earlier termination of this Lease. If such additional request is not included, Landlord may make such election at the expiration or earlier termination of this Lease (and for purposes of Tenant’s removal obligations set forth in Paragraph 2.6 above, Landlord shall be deemed to have made the election at the time the alterations, modifications or improvements were completed). All such modifications, alterations or improvements, once so approved, shall be made, constructed or installed by Tenant at Tenant’s expense (including all permit fees and governmental charges related thereto), using a licensed contractor first approved by Landlord, in substantial compliance with the Landlord-approved plans and specifications therefor. All work undertaken by Tenant shall be done in accordance with all Laws and Restrictions and in a good and workmanlike manner using new materials of good quality. Tenant shall not commence the making of any such modifications or alterations or the construction of any such improvements until (i) any and all required governmental approvals and permits shall have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant shall have given Landlord at least five (5) business days prior written notice of its intention to commence such work so that Landlord may post and file notices of non-responsibility, and (iv) if requested by Landlord, Tenant shall have obtained contingent liability and broad form builder’s risk insurance in an amount satisfactory to Landlord in its reasonable discretion to cover any perils relating to the proposed work not covered by insurance carried by Tenant pursuant to Article 9. In no event shall Tenant make any modification, alterations or improvements whatsoever to the Common Areas or the exterior or structural components of the Building including, without limitation, any cuts or penetrations in the floor, roof, or exterior or load-bearing walls of the Leased Premises. As used in this Article, the term “modifications, alterations and/or improvements” shall include, without limitation, the installation of additional electrical outlets, overhead lighting fixtures, drains, sinks, partitions, doorways, or the like.

6.2 Ownership Of Improvements. All modifications, alterations and improvements made or added to the Leased Premises by Tenant (other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures) shall be deemed real property and a part of the Leased Premises, but shall remain the property of Tenant during the Lease, and Tenant hereby covenants and agrees not to grant a security interest in any such items to any party other than Landlord. Any such modifications, alterations or improvements, once completed, shall not be altered or removed from the Leased Premises during the Lease Term without Landlord’s written approval first obtained in accordance with the provisions of Paragraph 6.1 above. At the expiration or sooner termination of this Lease, all such modifications, alterations and improvements other than Tenant’s inventory, equipment, movable furniture, wall decorations and trade fixtures, shall automatically become the property of Landlord and shall be surrendered to Landlord as part of the Leased Premises as required pursuant to Article 2, unless Landlord shall require Tenant to remove any of such modifications, alterations or improvements in accordance with the provisions of Article 2, in which case Tenant shall so remove same. Landlord shall have no obligations to reimburse Tenant for all or any portion of the cost or value of any such modifications, alterations or improvements so surrendered to Landlord. All modifications, alterations or improvements which are installed or constructed on or attached to the Leased Premises by Landlord and/or at Landlord’s expense shall be deemed real property and a part of the Leased Premises and shall be property of Landlord. All lighting, plumbing, electrical, and HVAC fixtures, partitioning, window coverings, wall coverings and floor coverings installed by Tenant shall be deemed improvements to the Leased Premises and not trade fixtures of Tenant.

6.3 Alterations Required By Law. Tenant at its sole cost shall make all modifications, alterations and improvements to the Leased Premises, the Building, the Common Areas or the Property that are required by any Law because of (i) Tenant’s particular use of the Leased Premises, the Building, the Common Areas or the Property, (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s making of any modifications, alterations or improvements to or within the Leased Premises. If Landlord shall, at any time during the Lease Term, be required by any governmental authority to make any modifications, alterations or improvements to the Building or the Property, the cost incurred by Landlord in making such modifications, alterations or improvements, including interest at a rate equal to the Standard Interest Rate, shall be amortized by Landlord over the useful life of such modifications, alterations or improvements, as determined in accordance with generally accepted accounting principles, and the monthly amortized cost of such modifications, alterations and improvements as so amortized shall be considered a Property Maintenance Cost.

6.4 Liens. Tenant shall keep the Property and every part thereof free from any lien, and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant, its agents, employees or contractors relating to the Property. If any such claim of lien is recorded against Tenant’s interest in this Lease, the Property or any part thereof, Tenant shall bond against, discharge or otherwise cause such lien to be entirely released within ten (10) days after the same has been recorded. Tenant’s failure to do so shall be conclusively deemed a material default under the terms of this Lease.

ARTICLE VII

ASSIGNMENT AND SUBLETTING BY TENANT

7.1 By Tenant. Tenant will not mortgage, pledge, hypothecate or otherwise encumber its interest in this Lease. Tenant will not allow the Leased Premises to be occupied, in whole or in part, by any other entity, and will neither sublet the Leased Premises, in whole or in part, nor assign this Lease, in whole or in part. Any sublease or assignment shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute an event of default. The provisions of this section shall apply to a transfer, by one or more transfers, of all, or substantially all, of the business or assets of Tenant, of a majority of the stock or partnership interests, or other evidences of ownership, of Tenant, and of any shares, voting rights or ownership interests of Tenant which results in a change in the identity of the entity or entities which exercise, or may exercise, effective control of Tenant as if such transfers were an assignment of this Lease.

Notwithstanding the foregoing provisions of this Article 7, Landlord and Tenant acknowledge that Tenant currently subleases a portion of the Leased Premises to S&T AG (the “Existing Subtenant”), which sublease (the “Existing Sublease”) will be permitted to remain in effect through the Term of this Lease. Upon the Lease Expiration Date, or any earlier termination of this Lease, Tenant will be responsible for ensuring that the Existing Sublease is terminated and the Existing Subtenant vacates and surrenders possession of the portion of the Leased Premises which is subject to the Existing Sublease in the condition required by this Lease, and Tenant will be liable and responsible for any failure of the Existing Subtenant to do so. Any holdover by the Existing Subtenant will be deemed a holdover by Tenant hereunder. Tenant will not be obligated to pay to Landlord any bonus rent or similar fees based on the Existing Sublease.

ARTICLE VIII

LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

8.1 Limitation On Landlord’s Liability And Release. Landlord shall not be liable to Tenant for, and Tenant hereby releases and waives all claims and rights of recovery against Landlord and its partners, principals, members, managers, officers, agents, employees, lenders, attorneys, contractors, invitees, consultants, predecessors, successors and assigns (including without limitation prior and subsequent owners of the Property or portions thereof) (collectively, the “Landlord Indemnitees”) from, any and all liability, whether in contract, tort or on any other basis, for any injury to or any damage sustained by Tenant or any of the Tenant Parties, any damage to property of Tenant or any of the Tenant Parties, or any loss to business, loss of profits or other financial loss of Tenant or any of the Tenant Parties resulting from or attributable to the condition of, the management of, the repair or maintenance of, the protection of, the supply of services or utilities to, the damage in or destruction of the Leased Premises, the Building, the Property or the Common Areas, including without limitation (i) the failure, interruption, rationing or other curtailment or cessation in the supply of electricity, water, gas or other utility service to the Property, the Building or the Leased Premises; (ii) the vandalism or forcible entry into the Building or the Leased Premises; (iii) the penetration of water into or onto any portion of the Leased Premises; (iv) the failure to provide security and/or adequate lighting in or about the Property, the Building or the Leased Premises, (v) the existence of any design or construction defects within the Property, the Building or the Leased Premises; (vi) the failure of any mechanical systems to function properly (such as the HVAC systems); (vii) the blockage of access to any portion of the Property, the Building or the Leased Premises, except that Tenant does not so release Landlord from such liability to the extent such damage was caused by Landlord’s negligence, willful misconduct, or Landlord’s failure to perform an obligation expressly undertaken by Landlord pursuant to this Lease after a reasonable period of time shall have lapsed following receipt of written notice from Tenant to so perform such obligation. In this regard, Tenant acknowledges that it is fully apprised of the provisions of Law relating to releases, and particularly to those provisions contained in Section 1542 of the California Civil Code which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Notwithstanding such statutory provision, and for the purpose of implementing a full and complete release and discharge, Tenant hereby (i) waives the benefit of such statutory provision and (ii) acknowledges that, subject to the exceptions specifically set forth herein, the release and discharge set forth in this paragraph is a full and complete settlement and release and discharge of all claims and is intended to include in its effect, without limitation, all claims which Tenant, as of the date hereof, does not know of or suspect to exist in its favor.

8.2 Tenant’s Indemnification Of Landlord. Tenant shall defend with competent counsel satisfactory to Landlord any claims made or legal actions filed or threatened against the Landlord Indemnitees with respect to the violation of any Law, or the death, bodily injury, personal injury, property damage, or interference with contractual or property rights suffered by any third party occurring within the Leased Premises or resulting from the use or occupancy by Tenant or any of the Tenant Parties of the Leased Premises, the Building or the Common Areas, or resulting from the activities of Tenant or any of the Tenant Parties in or about the Leased Premises, the Building, the Common Areas or the Property, and Tenant shall indemnify and hold the Landlord Indemnitees harmless from any loss liability, penalties, or expense whatsoever (including any loss attributable to vacant space which otherwise would have been leased, but for such activities) resulting therefrom, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord’s breach of this Lease (after the expiration of any applicable notice and cure period). This indemnity agreement shall survive the expiration or sooner termination of this Lease.

ARTICLE IX

INSURANCE

9.1 Tenant’s Insurance. Tenant shall maintain insurance complying with all of the following:

(a) Tenant shall procure, pay for and keep in full force and effect, at all times during the Lease Term, the following:

(i) Commercial general liability insurance insuring Tenant against liability for personal injury, bodily injury, death and damage to property occurring within the Leased Premises, or resulting from Tenant’s use or occupancy of the Leased Premises, the Building, the Common Areas or the Property, or resulting from Tenant’s activities in or about the Leased Premises or the Property, with coverage in an amount equal to Tenant’s Required Liability Coverage (as set forth in Article 1), which insurance shall contain “blanket contractual liability” and “broad form property damage” endorsements insuring Tenant’s performance of Tenant’s obligations to indemnify Landlord as contained in this Lease.

(ii) Fire and property damage insurance in “special form” coverage insuring Tenant against loss from physical damage to Tenant’s personal property, inventory, trade fixtures and improvements installed by Tenant within the Leased Premises with coverage for the full actual replacement cost thereof;

(iii) Business income/extra expense insurance sufficient to pay Base Monthly Rent and Additional Rent for a period of not less than twelve (12) months;

(iv) Plate glass insurance, at actual replacement cost;

(v) Boiler and machinery insurance, to limits sufficient to restore the Building;

(vi) Product liability insurance (including, without limitation, if food and/or beverages are distributed, sold and/or consumed within the Leased Premises, to the extent obtainable, coverage for liability arising out of the distribution, sale, use or consumption of food and/or beverages (including alcoholic beverages, if applicable) at the Leased Premises for not less than Tenant’s Required Liability Coverage (as set forth in Article 1);

(vii) Workers’ compensation insurance (statutory coverage) with employer’s liability in amounts not less than $1,000,000 insurance sufficient to comply with all laws; and

(viii) With respect to making of any alterations or modifications or the construction of improvements or the like undertaken by Tenant, course of construction, commercial general liability, automobile liability and workers’ compensation (to be carried by Tenant’s contractor), in an amount and with coverage reasonably satisfactory to Landlord.

(b) Each policy of liability insurance required to be carried by Tenant pursuant to this paragraph or actually carried by Tenant with respect to the Leased Premises or the Property: (i) shall, except with respect to insurance required by subparagraphs (a)(ii) and (a)(viii) above, name Landlord, and such others as are designated by Landlord, as additional insureds; (ii) shall, with respect to insurance required by subparagraph (a)(ii) above, name Landlord, and such others as are designated by Landlord, as loss payees as to improvements in the Leased Premises; (iii) shall be primary insurance providing that the insurer shall be liable for the full amount of the loss, up to and including the total amount of liability set forth in the declaration of coverage, without the right of contribution from or prior payment by any other insurance coverage of Landlord; (iv) shall be in a form satisfactory to Landlord; (v) shall be carried with companies reasonably acceptable to Landlord with Best’s ratings of at least A- and VII; (vi) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord, and (vii) shall contain a so-called “severability” or “cross liability” endorsement. Each policy of property insurance maintained by Tenant with respect to the Leased Premises or the Property or any property therein (i) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least thirty (30) days prior written notice to Landlord and (ii) shall contain a waiver and/or a permission to waive by the insurer of any right of subrogation against Landlord, its partners, principals, members, managers, officers, employees, agents and contractors, which might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its partners, principals, members, managers, officers, employees, agents and contractors.

(c) Prior to the time Tenant or any of its contractors enters the Leased Premises, Tenant shall deliver to Landlord, with respect to each policy of insurance required to be carried by Tenant pursuant to this Article, a copy of such policy (appropriately authenticated by the insurer as having been issued, premium paid) or a certificate of the insurer certifying in form satisfactory to Landlord that a policy has been issued, premium paid, providing the coverage required by this Paragraph and containing the provisions specified herein. With respect to each renewal or replacement of any such insurance, the requirements of this Paragraph must be complied with not less than thirty (30) days prior to the expiration or cancellation of the policies being renewed or replaced. Landlord may, at any time and from time to time, inspect and/or copy any and all insurance policies required to be carried by Tenant pursuant to this Article. If Landlord’s Lender, insurance broker, advisor or counsel reasonably determines at any time that the amount of coverage set forth in Paragraph 9.1(a) for any policy of insurance Tenant is required to carry pursuant to this Article is not adequate, then Tenant shall increase the amount of coverage for such insurance to such greater amount as Landlord’s Lender, insurance broker, advisor or counsel reasonably deems adequate. In the event Tenant does not maintain said insurance, Landlord may, in its sole discretion and without waiving any other remedies hereunder, procure said insurance and Tenant shall pay to Landlord as additional rent the cost of said insurance plus a ten percent (10%) administrative fee.

9.2 Landlord’s Insurance. With respect to insurance maintained by Landlord:

(a) Landlord shall maintain, as the minimum coverage required of it by this Lease, fire and property damage insurance in so-called “all risk” form, excluding only those perils commonly excluded from such coverage by Landlord’s then property damage insurer insuring Landlord (and such others as Landlord may designate) against loss from physical damage to the Building with coverage of not less than one hundred percent (100%) of the full actual replacement cost thereof and against loss of rents for a period of not less than six months. Such fire and property damage insurance, at Landlord’s election but without any requirements on Landlord’s behalf to do so, (i) may be endorsed to cover loss or damage caused by any additional perils against which Landlord may elect to insure, including earthquake and/or flood; and/or (ii) may provide coverage for loss of rents for a period of up to twelve months. Landlord shall not be required to cause such insurance to cover any of Tenant’s personal property, inventory, and trade fixtures, or any modifications, alterations or improvements made or constructed by Tenant to or within the Leased Premises. Landlord shall use commercially reasonable efforts to obtain such insurance at competitive rates.

(b) Landlord shall maintain commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death, and damage to property occurring in, on or about, or resulting from the use or occupancy of the Property, or any portion thereof, with combined single limit coverage of at least Ten Million Dollars ($10,000,000). Landlord may carry such greater coverage as Landlord or Landlord’s Lender, insurance broker, advisor or counsel may from time to time determine is reasonably necessary for the adequate protection of Landlord and the Property.

(c) Landlord may maintain any other insurance which in the opinion of its insurance broker, advisor or legal counsel is prudent to carry under the given circumstances, provided such insurance is commonly carried by owners of property similarly situated and operating under similar circumstances.

9.3 Mutual Waiver Of Subrogation. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby releases Tenant, and Tenant hereby releases Landlord and its respective partners, principals, members, officers, agents, employees and servants, from any and all liability for loss, damage or injury to the property of the other in or about the Leased Premises or the Property which is caused by or results from a peril or event or happening which is covered by property insurance actually carried and in force at the time of the loss by the party sustaining such loss or required to be carried under this Lease; provided, however, that such waiver shall be effective only to the extent permitted by the insurance covering such loss and to the extent such insurance is not prejudiced thereby.

ARTICLE X

DAMAGE TO LEASED PREMISES

10.1 Termination of Lease. If the Leased Premises, the Building or the Common Area are damaged by any peril after the Effective Date of this Lease, Landlord shall restore the same, as and when required by this paragraph, unless this Lease is terminated by Landlord pursuant to this Paragraph 10.1 below. If this Lease is not so terminated, then upon the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Leased Premises, the Building or the Common Area, as the case may be, to the extent then allowed by law, to substantially the same condition in which it existed as of the Lease Commencement Date. Landlord’s obligation to restore shall be limited to the improvements constructed by Landlord. Landlord shall have no obligation to restore any alterations, modifications or improvements made by Tenant to the Leased Premises or any of Tenant’s personal property, inventory or trade fixtures. Upon completion of the restoration by

Landlord, Tenant shall forthwith replace or fully repair all of Tenant’s personal property, inventory, trade fixtures and other improvements constructed by Tenant to like or similar conditions as existed at the time immediately prior to such damage or destruction. If the Leased Premises, the Building or portions of the Common Area necessary for Tenant’s use of the Leased Premises or Building are damaged by any peril after the Effective Date of this Lease, and the repairs cannot be repaired within sixty (60) days after the date of such damage, there are insufficient insurance proceeds to complete such repairs or Landlord’s lender requires that the insurance proceeds be applied toward the mortgage, then Landlord will have the option to terminate this Lease as of the date of such damage.

10.2 Insurance Proceeds. All insurance proceeds available from the fire and property damage insurance carried by Landlord shall be paid to and become the property of Landlord. All insurance proceeds available from insurance carried by Tenant which cover loss of property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord, and the remainder of such proceeds shall be paid to and become the property of Tenant. The determination of Landlord’s property and Tenant’s property shall be made pursuant to Paragraph 6.2.

10.3 Tenant’s Waiver. Landlord and Tenant agree that the provisions of this Paragraph 10.4 are intended to supersede and replace the provisions contained in California Civil Code, Section 1932, Subdivision 2, and California Civil Code, Section 1933, and accordingly, Tenant hereby waives the provisions of such Civil Code Sections and the provisions of any successor Civil Code Sections or similar laws hereinafter enacted.

10.4 Abatement Of Rent. In the event of damage to the Leased Premises which does not result in the termination of this Lease, then effective upon and after the expiration of the period insured by any applicable rental or business interruption insurance (the “Insured Period”), the Base Monthly Rent (and any Additional Rent) shall be temporarily abated during the period (after the Insured Period) of Landlord’s and/or Tenant’s (as applicable) restoration, in proportion in the degree to which Tenant’s use of the Leased Premises (during the restoration period but after the Insured Period) is impaired by such damage.

ARTICLE XI

CONDEMNATION

11.1 Tenant’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Tenant shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, or (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business. Tenant must exercise such option within a reasonable period of time, to be effective on the later to occur of (i) the date that possession of that portion of the Leased Premises that is condemned is taken by the condemnor or (ii) the date Tenant vacated the Leased Premises.

11.2 Landlord’s Right To Terminate. Except as otherwise provided in Paragraph 11.4 below regarding temporary takings, Landlord shall have the option to terminate this Lease if, as a result of any taking, (i) all of the Leased Premises is taken, (ii) twenty-five percent (25%) or more of the Leased Premises is taken and the part of the Leased Premises that remains cannot, within a reasonable period of time, be made reasonably suitable for the continued operation of Tenant’s business, or (iii) because of the Laws or Restrictions then in force, the Leased Premises may not be used for the same use being made before such taking, whether or not restored as required by Paragraph 11.3 below. Any such option to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

11.3 Restoration. If any part of the Leased Premises or the Building is taken and this Lease is not terminated, then Landlord shall, to the extent not prohibited by Laws or Restrictions then in force, repair any damage occasioned thereby to the remainder thereof to a condition reasonably suitable for Tenant’s continued operations and otherwise, to the extent practicable, in the manner and to the extent provided in Paragraph 10.1.

11.4 Temporary Taking. If a material portion of the Leased Premises is temporarily taken for a period of one year or less and such period does not extend beyond the Lease Expiration Date, this Lease shall remain in effect. If any material portion of the Leased Premises is temporarily taken for a period which exceeds one year or which extends beyond the Lease Expiration Date, then the rights of Landlord and Tenant shall be determined in accordance with Paragraphs 11.1 and 11.2 above.

11.5 Division Of Condemnation Award. Any award made for any taking of the Property, the Building, or the Leased Premises, or any portion thereof, shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any portion of the award that is made specifically (i) for the taking of personal property, inventory or trade fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, or (iii) for the value of any leasehold improvements installed and paid for by Tenant. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a taking of the Leased Premises.

11.6 Abatement Of Rent. In the event of a taking of the Leased Premises which does not result in a termination of this Lease (other than a temporary taking), then, as of the date possession is taken by the condemning authority, the Base Monthly Rent shall be reduced in the same proportion that the area of that part of the Leased Premises so taken (less any addition to the area of the Leased Premises by reason of any reconstruction) bears to the area of the Leased Premises immediately prior to such taking.

11.7 Taking Defined. The term “taking” or “taken” as used in this Article 11 shall mean any transfer or conveyance of all or any portion of the Property to a public or quasi-public agency or other entity having the power of eminent domain pursuant to or as a result of the exercise of such power by such an agency, including any inverse condemnation and/or any sale or transfer by Landlord of all or any portion of the Property to such an agency under threat of condemnation or the exercise of such power.

ARTICLE XII

DEFAULT AND REMEDIES

12.1 Events Of Tenant’s Default. Tenant shall be in default of its obligations under this Lease if any of the following events occur:

(a) Tenant shall have failed to pay Base Monthly Rent or any Additional Rent when due; or

(b) Tenant shall have done or permitted to be done any act, use or thing in its use, occupancy or possession of the Leased Premises or the Building or the Common Areas which is prohibited by the terms of this Lease; or

(c) Tenant shall have failed to perform any term, covenant or condition of this Lease (except those requiring the payment of Base Monthly Rent or Additional Rent, which failures shall be governed by subparagraph (a) above) within the shorter of (i) any specific time period expressly provided under this Lease for the performance of such term, covenant or condition, or (ii) thirty (30) days after written notice from Landlord to Tenant specifying the nature of such failure and requesting Tenant to perform same; or

(d) (i) Tenant shall have sublet the Leased Premises or assigned or encumbered its interest in this Lease in violation of the provisions contained in Article 7, or (ii) any guarantor shall have assigned or delegated its rights or obligations under the applicable guaranty without first obtaining Landlord’s written consent if and as required by the terms of the applicable guaranty, in either case (i) or (ii), whether voluntarily or by operation of law; or

(e) Tenant shall have abandoned the Leased Premises; or

(f) Tenant or any guarantor of this Lease shall have permitted or suffered the sequestration or attachment of, or execution on, or the appointment of a custodian or receiver with respect to, all or any substantial part of the property or assets of Tenant (or such guarantor) or any property or asset essential to the conduct of Tenant’s (or such guarantor’s) business, and Tenant (or such guarantor) shall have failed to obtain a return or release of the same within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier; or

(g) Tenant or any guarantor of this Lease shall have made a general assignment of all or a substantial part of its assets for the benefit of its creditors; or

(h) Tenant or any guarantor of this Lease shall have allowed (or sought) to have entered against it a decree or order which: (i) grants or constitutes an order for relief, appointment of a trustee, or condemnation or a reorganization plan under the bankruptcy laws of the United States; (ii) approves as properly filed a petition seeking liquidation or reorganization under said bankruptcy laws or any other debtor’s relief law or similar statute of the United States or any state thereof; or (iii) otherwise directs the winding up or liquidation of Tenant; provided, however, if any decree or order was entered without Tenant’s consent or over Tenant’s objection, Landlord may not terminate this Lease pursuant to this Subparagraph if such decree or order is rescinded or reversed within thirty (30) days after its original entry; or

(i) Tenant or any guarantor of this Lease shall have availed itself of the protection of any debtor’s relief law, moratorium law or other similar law which does not require the prior entry of a decree or order.

(j) Tenant (or its affiliate) shall be in default of its obligations under any lease between Landlord (or its affiliate) and Tenant (or its affiliate).

12.2 Landlord’s Remedies. In the event of any default by Tenant, and without limiting Landlord’s right to indemnification as provided in Article 8.2, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively, or in the alternative:

(a) Landlord may, at Landlord’s election, keep this Lease in effect and enforce, by an action at law or in equity, all of its rights and remedies under this Lease including, without limitation, (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required by Tenant, or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at a rate equal to the Default Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to prevent Tenant from violating the terms of this Lease and/or to compel Tenant to perform its obligations under this Lease, as the case may be.

(b) Landlord may, at Landlord’s election, terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises and expel or remove Tenant and any other person who may be occupying the Leased Premises or any part thereof, without being liable for prosecution or any claim or damages therefor. Any termination under this subparagraph shall not relieve Tenant from its obligation to pay to Landlord all Base Monthly Rent and Additional Rent then or thereafter due, or any other sums due or thereafter accruing to Landlord, or from any claim against Tenant for damages previously accrued or then or thereafter accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease constitute a termination of this Lease:

(i) Appointment of a receiver or keeper in order to protect Landlord’s interest hereunder;

(ii) Consent to any subletting of the Leased Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or

(iii) Any action taken by Landlord or its partners, principals, members, officers, agents, employees, or servants, which is intended to mitigate the adverse effects of any breach of this Lease by Tenant, including, without limitation, any action taken to maintain and preserve the Leased Premises on any action taken to relet the Leased Premises or any portion thereof for the account at Tenant and in the name of Tenant.

(c) In the event Tenant breaches this Lease and abandons the Leased Premises, Landlord may terminate this Lease, but this Lease shall not terminate unless Landlord gives Tenant written notice of termination. If Landlord does not terminate this Lease by giving written notice of termination, Landlord may enforce all its rights and remedies under this Lease, including the right and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the Effective Date of this Lease.

(d) In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect on the Effective Date of this Lease. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Interest Rate shall be used. Such damages shall include, without limitation:

(i) The worth at the time of the award of the unpaid rent which had been earned at the time of termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, at the time of award plus one percent; plus

(iv) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including without limitation, the following: (i) expenses for cleaning, repairing or restoring the Leased Premises, (ii) expenses for altering, remodeling or otherwise improving the Leased Premises for the purpose of reletting, including removal of existing leasehold improvements and/or installation of additional leasehold improvements (regardless of how the same is funded, including reduction of rent, a direct payment or allowance to a new tenant, or otherwise), (iii) broker’s fees allocable to the remainder of the term of this Lease, advertising costs and other expenses of reletting the Leased Premises; (iv) costs of carrying and maintaining the Leased Premises, such as taxes, insurance premiums, utility charges and security precautions (although the foregoing shall not in any way modify Paragraph 5.3 above), (v) expenses incurred in removing, disposing of and/or storing any of Tenant’s personal property, inventory or trade fixtures remaining therein; (vi) reasonable attorney’s fees, expert witness fees, court costs and other reasonable expenses incurred by Landlord (but not limited to taxable costs) in retaking possession of the Leased Premises, establishing damages hereunder, and releasing the Leased Premises; and (vii) any other expenses, costs or damages otherwise incurred or suffered as a result of Tenant’s default; plus

(v) The unamortized amount of any tenant improvement or similar allowance paid or credited by Landlord to Tenant pursuant to this Lease or the Work Letter; plus

(vi) In addition, Tenant acknowledges that an event of default under this Lease may cause Landlord to incur damages under its mortgage and related financing documents, including, but not limited to, the payment of default interest, legal fees, late charges, collection costs, and sums necessary to maintain Lender’s yield on the loaned amounts. Accordingly, Tenant agrees that Landlord has the right to add such loan-related damages to the damages for which Tenant is responsible hereunder as a result of an event of default.

(e) Pursuant to California Code of Civil Procedure Section 1161.1, Landlord may accept a partial payment of Rent after serving a notice pursuant to California Code of Civil Procedure Section 1161, and may without further notice to the Tenant, commence and pursue an action to recover the difference between the amount demanded in that notice and the payment actually received. This acceptance of such a partial payment of Rent does not constitute a waiver of any rights, including any right the Landlord may have to recover possession of the Leased Premises. Further, Tenant agrees that any notice given by Landlord pursuant to Paragraph 12.1 of the Lease shall satisfy the requirements for notice under California Code of Civil Procedure Section 1161, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

12.3 Landlord’s Default And Tenant’s Remedies. In the event Landlord fails to perform its obligations under this Lease, Landlord shall nevertheless not be in default under the terms of this Lease until such time as Tenant shall have first given Landlord written notice specifying the nature of such failure to perform its obligations, and then only after Landlord shall have had thirty (30) days following its receipt of such notice within which to perform such obligations; provided that, if longer than thirty (30) days is reasonably required in order to perform such obligations, Landlord shall have such longer period. In the event of Landlord’s default as above set forth, then, and only then, Tenant may then proceed in equity or at law to compel Landlord to perform its obligations and/or to recover damages proximately caused by such failure to perform (except as and to the extent Tenant has waived its right to damages as provided in this Lease).

12.4 Limitation Of Tenant’s Recourse. Tenant’s sole recourse against Landlord shall be to Landlord’s interest in the Building and the Common Areas. If Landlord is a corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity, Tenant agrees that (i) the obligations of Landlord under this Lease shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders, or other principals of such business entity, and (ii) Tenant shall have recourse only to the interest of such corporation, trust, partnership, joint venture, limited liability company, unincorporated association, or other form of business entity in the Building and the Common Areas for the satisfaction of such obligations and not against the assets of such officers, directors, trustees, partners, joint venturers, members, managers, owners, stockholders or principals. Additionally, if Landlord is a partnership or limited liability company, then Tenant covenants and agrees:

(a) No partner, manager, or member of Landlord shall be sued or named as a party in any suit or action brought by Tenant with respect to any alleged breach of this Lease (except to the extent necessary to secure jurisdiction over the partnership or limited liability company and then only for that sole purpose);

(b) No service of process shall be made against any partner, manager, or member of Landlord except for the sole purpose of securing jurisdiction over the partnership; and

(c) No writ of execution will ever be levied against the assets of any partner, manager, or member of Landlord other than to the extent of his or her interest in the assets of the partnership or limited liability company constituting Landlord.

Tenant further agrees that each of the foregoing covenants and agreements shall be enforceable by Landlord and by any partner or manager or member of Landlord and shall be applicable to any actual or alleged misrepresentation or nondisclosure made regarding this Lease or the Leased Premises or any actual or alleged failure, default or breach of any covenant or agreement either expressly or implicitly contained in this Lease or imposed by statute or at common law.

12.5 Tenant’s Waiver. Landlord and Tenant agree that the provisions of Paragraph 12.3 above are intended to supersede and replace the provisions of California Civil Code Sections 1932(1), 1941 and 1942, and accordingly, Tenant hereby waives the provisions of California Civil Code Sections 1932(1), 1941 and 1942 and/or any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease.

ARTICLE XIII

GENERAL PROVISIONS

13.1 Taxes On Tenant’s Property. Tenant shall pay before delinquency any and all taxes, assessments, license fees, use fees, permit fees and public charges of whatever nature or description levied, assessed or imposed against Tenant or Landlord by a governmental agency arising out of, caused by reason of or based upon Tenant’s estate in this Lease, Tenant’s ownership of property, improvements made by Tenant to the Leased Premises or the Common Areas, improvements made by Landlord for Tenant’s use within the Leased Premises or the Common Areas, Tenant’s use (or estimated use) of public facilities or services or Tenant’s consumption (or estimated consumption) of public utilities, energy, water or other resources (collectively, “Tenant’s Interest”). Upon demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments. If any such taxes, assessments, fees or public charges are levied against Landlord, Landlord’s property, the Building or the Property, or if the assessed value of the Building or the Property is increased by the inclusion therein of a value placed upon Tenant’s Interest, regardless of the validity thereof, Landlord shall have the right to require Tenant to pay such taxes, and if not paid and satisfactory evidence of payment delivered to Landlord at least ten (10) days prior to delinquency, then Landlord shall have the right to pay such taxes on Tenant’s behalf and to invoice Tenant for the same, in either case whether before or after the expiration or earlier termination of the Lease Term. Tenant shall, within the earlier to occur of (a) thirty (30) days of the date it receives an invoice from Landlord setting forth the amount of such taxes, assessments, fees, or public charge so levied, or (b) the due date of such invoice, pay to Landlord, as Additional Rent, the amount set forth in such invoice. Failure by Tenant to pay the amount so invoiced within such time period shall be conclusively deemed a default by Tenant under this Lease. Tenant shall have the right to bring suit in any court of competent jurisdiction to recover from the taxing authority the amount of any such taxes, assessments, fees or public charges so paid.

13.2 Holding Over. This Lease shall terminate without further notice on the Lease Expiration Date (as set forth in Article 1). Any holding over by Tenant after expiration of the Lease Term shall neither constitute a renewal nor extension of this Lease nor give Tenant any rights in or to the Leased Premises except as expressly provided in this Paragraph. Any such holding over to which Landlord has consented shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable, except that the Base Monthly Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Monthly Rent payable by Tenant pursuant to this Lease during the last month of the Lease Term. Without limiting the foregoing, in the event of a holding over to which Landlord has consented, any rights of Landlord or obligations of Tenant set forth in this Lease and purporting to apply during the term of this Lease, shall nonetheless also be deemed to apply during any such hold over period. Tenant acknowledges that if Tenant holds over without Landlord’s consent, such holding over may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Leased Premises. Therefore, if Tenant fails to surrender the Leased Premises upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims resulting from such failure, including, without limiting the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

13.3 Subordination To Mortgages. This Lease is subject to and subordinate to all ground leases, mortgages and deeds of trust which affect the Building or the Property and which are of public record as of the Effective Date of this Lease, and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding the foregoing, if requested by Landlord, Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by the existing lessor or lender to assure the subordination of this Lease to such ground lease, mortgage or deed of trust, including but not limited to a subordination agreement on such form as any such lessor or lender may require. However, if the lessor under any such ground lease or any lender holding any such mortgage or deed of trust shall advise Landlord that it desires or requires this Lease to be made prior and superior thereto, then, upon written request of Landlord to Tenant, Tenant shall promptly execute, acknowledge and deliver any and all customary or reasonable documents or instruments which Landlord and such lessor or lender deems necessary or desirable to make this Lease prior thereto. Tenant hereby consents to Landlord’s ground leasing the land underlying the Building or the Property and/or encumbering the Building or the Property as security for future loans on such terms as Landlord shall desire, all of which future ground leases, mortgages or deeds of trust shall be subject to and subordinate to this Lease. However, if any lessor under any such future ground lease or any lender holding such future mortgage or deed of trust shall desire or require that this Lease be made subject to and subordinate to such future ground lease, mortgage or deed of trust, then Tenant agrees, within ten (10) days after Landlord’s written request therefor, to execute, acknowledge and deliver to Landlord any and all documents or instruments requested by Landlord or by such lessor or lender to assure the subordination of this Lease to such future ground lease, mortgage or deed of trust. Tenant’s failure to execute and deliver such documents or instruments within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such documents or instruments in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. If Landlord assigns the Lease as security for a loan, Tenant agrees to execute such documents as are reasonably requested by the lender and to provide reasonable provisions in the Lease protecting such lender’s security interest which are customarily required by institutional lenders making loans secured by a deed of trust.

13.4 Tenant’s Attornment Upon Foreclosure. Tenant shall, upon request, attorn (i) to any purchaser of the Building or the Property at any foreclosure sale or private sale conducted pursuant to any security instruments encumbering the Building or the Property, (ii) to any grantee or transferee designated in any deed given in lieu of foreclosure of any security interest encumbering the Building or the Property, or (iii) to the lessor under an underlying ground lease of the land underlying the Building or the Property, should such ground lease be terminated; provided that such purchaser, grantee or lessor recognizes Tenant’s rights under this Lease.

13.5 Mortgagee Protection. In the event of any default on the part of Landlord, Tenant will give notice by registered mail to any Lender or lessor under any underlying ground lease who shall have requested, in writing, to Tenant that it be provided with such notice, and Tenant shall offer such Lender or lessor a reasonable opportunity to cure the default, including time to obtain possession of the Leased Premises by power of sale or judicial foreclosure or other appropriate legal proceedings if reasonably necessary to effect a cure.

13.6 Estoppel Certificate. Tenant will, following any request by Landlord, promptly execute and deliver to Landlord an estoppel certificate substantially in form attached as Exhibit B, (i) certifying that this Lease is unmodified and in full force and effect, or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iv) certifying such other information about this Lease as may be reasonably requested by Landlord, its Lender or prospective lenders, investors or purchasers of the Building or the Property. Tenant’s failure to execute and deliver such estoppel certificate within ten (10) days after Landlord’s request therefor shall be a material default by Tenant under this Lease, and no further notice shall be required under Paragraph 12.1(c) or any other provision of this Lease, and Landlord shall have all of the rights and remedies available to Landlord as Landlord would otherwise have in the case of any other material default by Tenant, it being agreed and understood by Tenant that Tenant’s failure to so deliver such estoppel certificate in a timely manner could result in Landlord being unable to perform committed obligations to other third parties which were made by Landlord in reliance upon this covenant of Tenant. Landlord and Tenant intend that any statement delivered pursuant to this paragraph may be relied upon by any Lender or purchaser or prospective Lender or purchaser of the Building, the Property, or any interest in them.

13.7 Tenant’s Financial Information. Tenant shall, within ten (10) days after Landlord’s request therefor, deliver to Landlord a copy of Tenant’s (and any guarantor’s) current audited financial statements (including a balance sheet, income statement and statement of cash flow, all prepared in accordance with generally accepted accounting principles), a list of all of Tenant’s creditors with current contact information, and any such other information reasonably requested by Landlord regarding Tenant’s financial condition; provided, however, that as long as the common stock of Tenant (or its assigns permitted pursuant to this Lease or otherwise approved by Landlord in writing) is publicly-traded on a United States national stock exchange, and such information is available as part of Tenant’s or such Permitted Transferee’s 10-K or 10-Q report filings on the SEC’s Edgar website, and such materials are current per SEC filing requirements, then such requirement shall be fulfilled by such filings. Landlord shall be entitled to disclose such financial statements or other information to its Lender, to any present or prospective principal of or investor in Landlord, or to any prospective Lender or purchaser of the Building, the Property, or any portion thereof or interest therein. Any such financial statement or other information which is marked “confidential” or “company secrets” (or is otherwise similarly marked by Tenant) shall be confidential and shall not be disclosed by Landlord to any third party except as specifically provided in this paragraph, unless the same becomes a part of the public domain without the fault of Landlord.

13.8 Transfer By Landlord. Landlord and its successors in interest shall have the right to transfer their interest in the Building, the Property, or any portion thereof at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and in the case of any subsequent transfer, the transferor), from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for (i) the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer, and (ii) repayment of any unapplied portion of the Security Deposit (upon transferring or crediting the same to the transferee), and (iii) the performance of the obligations of the Landlord hereunder which have accrued before the date of transfer if its transferee agrees to assume and perform all such prior obligations of the Landlord hereunder. Tenant shall attorn to any such transferee. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Building or the Property.

13.9 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorist acts, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, delay in obtaining approvals, building permits and certificates of occupancy within normal time frames, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

13.10 Notices. Any notice required or permitted to be given under this Lease other than statutory notices shall be in writing and (i) personally delivered, (ii) sent by United States mail, registered or certified mail, postage prepaid, return receipt requested, or (iii) sent by Federal Express or similar nationally recognized overnight courier service, and in all cases addressed as follows, and such notice shall be deemed to have been given upon the date of actual receipt or delivery (or refusal to accept delivery) at the address specified below (or such other addresses as may be specified by notice in the foregoing manner) as indicated on the return receipt or air bill:

If to Landlord:	DRT/GVC, LLC
c/o Drawbridge Realty Trust, LLC
Three Embarcadero Center
Suite 2310
San Francisco, California 94111
Attention: Mike Embree
Facsimile: (415) 391-4430

with a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo PC
44 Montgomery Street
36th Floor
San Francisco, California 94104
Attention: Paul Churchill
Facsimile: (415) 432-6001

If to Tenant:	Echelon Corporation
550 Meridian Avenue
San Jose, California 95126
Attention: Chief Financial Officer
and to
Attention: Senior Vice President, General Counsel

Any notice given in accordance with the foregoing shall be deemed received upon actual receipt or refusal to accept delivery. Any notice required by statute and not waived in this Lease shall be given and deemed received in accordance with the applicable statute or as otherwise provided by law.

13.11 Attorneys’ Fees and Costs. In the event any party shall bring any action, arbitration, or other proceeding alleging a breach of any provision of this Lease, or a right to recover rent, to terminate this Lease, or to enforce, protect, interpret, determine, or establish any provision of this Lease or the rights or duties hereunder of either party, the prevailing party shall be entitled to recover from the non-prevailing party as a part of such action or proceeding, or in a separate action for that purpose brought within one year from the determination of such proceeding, reasonable attorneys’ fees, expert witness fees, court costs and reasonable disbursements, made or incurred by the prevailing party.

13.12 Definitions. Any term that is given a special meaning by any provision in this Lease shall, unless otherwise specifically stated, have such meaning wherever used in this Lease or in any Addenda or amendment hereto. In addition to the terms defined in Article 1, the following terms shall have the following meanings:

(a) Real Property Taxes. The term “Real Property Tax” or “Real Property Taxes” shall each mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are imposed, assessed, levied, or otherwise charged): (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership or new construction), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed for whatever reason against the Property or any portion thereof, or Landlord’s interest herein, or the fixtures, equipment and other property of Landlord that is an integral part of the Property and located thereon, or Landlord’s business of owning, leasing or managing the Property or the gross receipts, income or rentals from the Property, (ii) all charges, levies or fees imposed by any governmental authority against Landlord by reason of or based upon the use of or number of parking spaces within the Property, the amount of public services or public utilities used or consumed (e.g. water, gas, electricity, sewage or waste water disposal) at the Property, the number of persons employed by tenants of the Property, the size (whether measured in area, volume, number of tenants or whatever) or the value of the Property, or the type of use or uses conducted within the Property, and all costs and fees (including attorneys’ fees) reasonably incurred by Landlord in contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If, at any time during the Lease Term, the taxation or assessment of the Property prevailing as of the Effective Date of this Lease shall be altered so that in lieu of or in addition to any the Real Property Tax described above there shall be levied, awarded or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate, substitute, or additional use or charge (i) on the value, size, use or occupancy of the Property or Landlord’s interest therein or (ii) on or measured by the gross receipts, income or rentals from the Property, or on Landlord’s business of owning, leasing or managing the Property or (iii) computed in any manner with respect to the operation of the Property, then any such tax or charge, however designated, shall be included within the meaning of the terms “Real Property Tax” or “Real Property Taxes” for purposes of this Lease. Notwithstanding the foregoing, the terms “Real Property Tax” or “Real Property Taxes” shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state income tax imposed on Landlord’s income from all sources.

(b) Landlord’s Insurance Costs. The term “Landlord’s Insurance Costs” shall mean Tenant’s Expense Share of the following (to the extent applicable to any portion of the Lease Term, regardless of when the same are incurred): the costs to Landlord to carry and maintain the policies of fire and property damage insurance for the Building and the Property and general liability and any other insurance required or permitted to be carried by Landlord pursuant to Article 9.

(c) Property Maintenance Costs. The term “Property Maintenance Costs” shall mean Tenant’s Expense Share of all costs and expenses (except Landlord’s Insurance Costs and Real Property Taxes) actually paid or incurred by Landlord in protecting, operating, maintaining, repairing and preserving the Property and all parts thereof, including without limitation, (i) the amortizing portion of any costs incurred by Landlord in the making of any modifications, alterations or improvements required by any governmental authority as set forth in Article 6, which are so amortized during the Lease Term, (ii) costs of employee shuttles and other transportation management efforts, and (iii) such other costs as may be paid or incurred with respect to operating, maintaining, and preserving the Property, such as repairing and resurfacing the exterior surfaces of the Building (including roofs), repairing and resurfacing paved areas, repairing and replacing structural parts of the Building, and repairing and replacing, when necessary, electrical, plumbing, and HVAC systems serving the Building. Any of the foregoing which are capital expenditures will be subject to the terms of Section 5.1(b) above. Property Maintenance Costs shall not include and Tenant shall have no obligation to pay directly or reimburse Landlord for all or any portion of the following except to the extent any of the following are caused by the actions or inactions of Tenant, or result from the failure of Tenant to comply with the terms of this Lease: (i) costs incurred because Landlord actually violated the terms and conditions of this Lease or any other lease for premises within the Property, if any; (ii) legal and auditing fees (other than those fees reasonably incurred in connection with the maintenance and operation of all or any portion the Building), leasing commissions, advertising expenses, and other costs incurred in connection with the original leasing of the Property or future re-leasing of any portion of the Building; (iii) depreciation of the Building or any other improvements situated within the Project; (iv) any items for which Landlord is actually reimbursed by insurance or by direct reimbursement by Tenant or any other party; (v) costs of repairs or other work necessitated by fire, windstorm or other casualty (excluding any deductibles) and/or costs of repair or other work necessitated by the exercise of the right of eminent domain; (vi) property management fees; (vii) costs due to the presence of Hazardous Materials on or about the Property other than those for which Tenant is responsible pursuant to this Lease; and (viii) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Project to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis; or any costs included in Property Operating Expenses representing an amount paid to a person, firm, corporation or other entity related to Landlord which is in excess of the amount which would have been paid in the absence of such relationship.

(d) Property Operating Expenses. The term “Property Operating Expenses” shall mean and include all Real Property Taxes, plus all Landlord’s Insurance Costs, plus all Property Maintenance Costs. Any Property Operating Expenses which pertain to the Project as a whole and not just to the Building will be equitably apportioned by Landlord between the buildings at the Project, and Tenant will pay Tenant’s Expense Share of the Property Operating Expenses which are allocated to the Building.

(e) Law. The term “Law” or “Laws” shall mean any judicial decisions and any statute, constitution, ordinance, resolution, regulation, rule, code, administrative order, condition of approval, or other requirements of any municipal, county, state, federal, or other governmental agency or authority having jurisdiction over the parties to this Lease, the Leased Premises, the Building or the Property, or any of them, in effect either at the Effective Date of this Lease or at any time during the Lease Term, including, without limitation, any regulation, order, or policy of any quasi-official entity or body (e.g. a board of fire examiners or a public utility or special district). Except to the extent otherwise expressly provided in this Lease, to the extent any Law or Restriction places limits on the Building or any portion thereof, or on the Property or any portion thereof, such limits shall be equitably allocated to the Leased Premises pro rata in the same proportion that the rentable square footage of the Leased Premises bears to the rentable square footage of the applicable Building or portion thereof, or the Property or portion thereof, as applicable.

(f) Lender. The term “Lender” shall mean the holder of any promissory note or other evidence of indebtedness secured by the Property or any portion thereof.

(g) Rent. The term “Rent” shall mean collectively Base Monthly Rent and all Additional Rent.

(h) Restrictions. The term “Restrictions” shall mean (as they may exist from time to time) any and all covenants, conditions and restrictions, private agreements, easements, and any other recorded documents or instruments affecting the use of the Property, the Building, the Leased Premises, or the Common Areas.

13.13 General Waivers. One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. No waiver of any provision hereof, or any waiver of any breach of any provision hereof, shall be effective unless in writing and signed by the waiving party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach. No waiver of any provision of this Lease shall be deemed a continuing waiver unless such waiver specifically states so in writing and is signed by both Landlord and Tenant. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other provisions herein contained.

13.14 Miscellaneous. Should any provisions of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provisions hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. Any copy of this Lease which is executed by the parties shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. The benefit of each indemnity obligation of Tenant under this Lease is assignable in whole or in part by Landlord. The term “party” shall mean Landlord or Tenant as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. If this Lease is signed by an individual “doing business as” or “dba” another person or entity or entity name, the individual who signs this Lease will be deemed to be the Tenant hereunder for all purposes. Submission of this Lease for review, examination or signature by Tenant does not constitute an offer to lease, a reservation of or an option for lease, or a binding agreement of any kind, and notwithstanding any inconsistent language contained in any other document, this Lease is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant, and prior to such mutual execution and delivery, neither party shall have any obligation to negotiate and may discontinue discussions and negotiations at any time for any reason or no reason. This Lease shall be construed and enforced in accordance with the Laws of the State in which the Leased Premises are located. The headings and captions in this Lease are for convenience only and shall not be construed in the construction or interpretation of any provision hereof. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership, corporation, limited liability company, joint venture, or other form of business entity, and the singular includes the plural. The terms “must,” “shall,” “will,” and “agree” are mandatory. The term “may” is permissive. The term “governmental agency” or “governmental authority” or similar terms shall include, without limitation, all federal, state, city, local and other governmental and quasi-governmental agencies, authorities, bodies, boards, etc., and any party or parties having enforcement rights under any Restrictions. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless specific provision is made therefor. Where Landlord’s consent is required hereunder, it shall be reasonable for any such consent to be withheld until Landlord’s receipt of the consent of any Lender, if and to the extent Landlord is required to obtain such Lender’s consent. Landlord and Tenant shall both be deemed to have drafted this Lease, and the rule of construction that a document is to be construed against the drafting party shall not be employed in the construction or interpretation of this Lease. Where Tenant is obligated not to perform any act or is not permitted to perform any act, Tenant is also obligated to restrain any others reasonably within its control, including agents, invitees, contractors, subcontractors and employees, from performing such act. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of any of the provisions of this Lease.

13.15 Patriot Act Compliance.

(a) Tenant will use its good faith and commercially reasonable efforts to comply with the Patriot Act (as defined below) and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. Landlord shall have the right to audit Tenant’s compliance with the Patriot Act and all applicable requirements of governmental authorities having jurisdiction over Tenant or the Property, including those relating to money laundering and terrorism. In the event that Tenant fails to comply with the Patriot Act or any such requirements of governmental authorities, then Landlord may, at its option, cause Tenant to comply therewith and any and all reasonable costs and expenses incurred by Landlord in connection therewith shall be deemed Additional Charges and Rent and shall be immediately due and payable. For purposes hereof, the term “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

(b) Neither Tenant nor any owner of more than a ten percent (10%) interest in Tenant (a) is listed on any Government Lists (as defined below), (b) is a person who has been determined by competent authority to be subject to the prohibitions contained in Presidential Executive Order No. 13224 (Sept. 23, 2001) or any other similar prohibitions contained in the rules and regulations of OFAC (as defined below) or in any enabling legislation or other Presidential Executive Orders in respect thereof, (c) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (as defined below), or (d) is currently under investigation by any governmental authority for alleged criminal activity. For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering,

(c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, or the (e) Patriot Act. “Patriot Act Offense” also includes the crimes of conspiracy to commit, or aiding and abetting another to commit, a Patriot Act Offense. For purposes hereof, the term “Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by Office of Foreign Assets Control (“OFAC”), or (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC or pursuant to any Executive Order of the President of the United States of America.

ARTICLE XIV

LEGAL AUTHORITYBROKERS

AND ENTIRE AGREEMENT

14.1 Legal Authority. If Tenant or any entity constituting Tenant is a corporation, limited partnership, limited liability company, or other legal entity, such corporation, limited partnership, limited liability company, or other legal entity, represents and warrants that Tenant is validly formed and duly authorized and existing, that Tenant is qualified to do business in the State in which the Leased Premises are located, that Tenant has the full right and legal authority to enter into this Lease, and that each individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with its terms.

14.2 Brokerage Commissions. Tenant represents, warrants and agrees that it has not had any dealings with any real estate broker(s), leasing agent(s), finder(s) or salesmen, other than the Brokers (as named in Article 1) with respect to the lease by it of the Leased Premises pursuant to this Lease, and that it will indemnify, defend with competent counsel, and hold Landlord harmless from any liability for the payment of any real estate brokerage commissions, leasing commissions or finder’s fees claimed by any other real estate broker(s), leasing agent(s), finder(s), or salesmen to be earned or due and payable by reason of Tenant’s agreement or promise (implied or otherwise) to pay (or to have Landlord pay) such a commission or finder’s fee by reason of its leasing the Leased Premises pursuant to this Lease.

14.3 Entire Agreement. This Lease and the Exhibits (as described in Article 1), which Exhibits are by this reference incorporated herein, constitute the entire agreement between the parties, and there are no other agreements, understandings or representations between the parties relating to the lease by Landlord of the Leased Premises to Tenant, except as expressed herein. No subsequent changes, modifications or additions to this Lease shall be binding upon the parties unless in writing and signed by both Landlord and Tenant.

14.4 Landlord’s Representations. Tenant acknowledges that neither Landlord nor any of its agents made any representations or warranties respecting the Property, the Building or the Leased Premises, upon which Tenant relied in entering into the Lease, which are not expressly set forth in this Lease. Tenant further acknowledges that neither Landlord nor any of its agents made any representations as to (i) whether the Leased Premises may be used for Tenant’s intended use under existing Law, or (ii) the suitability of the Leased Premises for the conduct of Tenant’s business, or (iii) the exact square footage of the Leased Premises or the Building, and that Tenant relies solely upon its own investigations with respect to such matters. Tenant expressly waives any and all claims for damage by reason of any statement, representation, warranty, promise or other agreement of Landlord or Landlord’s agent(s), if any, not contained in this Lease or in any Exhibit attached hereto.

ARTICLE XV

RENOVATIONS

Tenant acknowledges that, so long as such work does not reduce the number of parking spaces available to Tenant in Article 1 or prevent Tenant’s use of or access to the Leased Premises, Landlord may, during the Lease Term renovate, improve, alter, or modify (collectively, the “Renovations”) the exterior of the Building and/or portions of the Property outside the Premises, including without limitation the Parking facilities, Common Areas, systems and equipment, roof, and structural portions of the same. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from such Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from such Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions in connection with such Renovations. Landlord will use commercially reasonable efforts to minimize any interference to Tenant’s use or access to the Premises caused by such Renovations.

ARTICLE XVI

TELECOMMUNICATIONS SERVICE

16.1 Telecommunications Service. Notwithstanding any other provision of this Lease to the contrary.

(a) Landlord shall have no responsibility for providing to Tenant any telecommunications equipment of any kind, including but not limited to wiring and cabling, within the Leased Premises or for providing telephone or telecommunications service or connections from the utility to the Leased Premises; and

(b) Landlord makes no warranty as to the quality, continuity or availability of the telecommunications services in the Building, and Tenant hereby waives any claim against Landlord for any actual or consequential damages (including damages for loss of business) in the event Tenant’s telecommunications services in any way are interrupted, damaged or rendered less effective, except to the extent caused by the active gross negligence or willful misconduct of Landlord, its agents or employees. Tenant accepts the telecommunications equipment in its “AS-IS” condition, and Tenant shall be solely responsible for contracting with a reliable third party vendor to assume responsibility for the maintenance and repair thereof (which contract shall contain provisions requiring such vendor to meet local and federal requirements for telecommunications material and workmanship). Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Leased Premises, or otherwise, due to the interruption or failure of telecommunications services to the Leased Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telecommunications service to the Leased Premises for any reason. Tenant agrees to obtain business interruption insurance adequate to cover any damage, loss or expense occasioned by the interruption of telecommunications service.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the respective dates below set forth with the intent to be legally bound thereby as of the Effective Date of this Lease first above set forth.

LANDLORD:

DRT/GVC, LLC, a California limited liability company

By:	Drawbridge Meridian, LLC,
a Delaware limited liability company
Its:	Manager

	By:	Drawbridge Realty Operating Partnership, LLC,
a Delaware limited liability company
	Its:	Sole Member

		By:	/s/ Mark S. Whiting	Dated: 5/14/2015
		Print Name:	Mark S. Whiting
		Title:	Chairman & CEO

TENANT:

ECHELON CORPORATION,
a Delaware corporation

By:	/s/ Ron Sege			Dated: 5/14/2015
Print Name:	Ron Sege
Title:	Chairman and CEO

EXHIBIT A

SITE PLAN AND PARKING FACILITY

Exhibit A

EXHIBIT B

TENANT’S CERTIFICATE

This Tenant’s Certificate is made by the undersigned and entered into effective as of the date below the undersigned’s signature, with reference to the following facts:

A. DRT/GVC, LLC, a California limited liability company (“Landlord”) and                     , a                      (“Tenant”) entered into that certain Lease dated as of                      (the “Lease”) pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain “Leased Premises,” as more particularly described in the Lease.

B. Except as otherwise set forth herein, all capitalized terms used in this certificate shall have the same meaning given such terms in the Lease.

NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Tenant hereby represents and certifies to Landlord and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1. The Lease constitutes the entire agreement between the undersigned and landlord thereunder with respect to the property and has not been modified or amended, except as specifically set forth in Exhibit A hereto.

2. The Lease is in full force and effect.

3. Tenant is the tenant under the Lease.

4. Tenant has not sublet the space demised under the Lease, except as follows:                     .

5. Tenant has accepted the Leased Premises and is the actual occupant in possession and Landlord has completed and complied with all required conditions precedent to such delivery of the Leased Premises. Tenant has no claims, defenses or rights of offset against any rents payable thereunder. All improvements including the Landlord’s work pursuant to the Work Letter to be constructed on the Leased Premises have been completed and accepted by Tenant and any amounts due to Tenant have been paid and Tenant has no claim for any additional construction or moving allowances or reimbursements from Landlord.

6. The Lease Commencement Date is:                     .

7. The Lease Expiration Date is:                     , with                      remaining options to extend the term of the Lease, each for          years. Except as set forth in the Lease with respect to Tenant’s rights upon certain casualty or condemnation events, Tenant has no right to terminate the Lease.

8. The Rent Commencement Date is                      and the basic minimum monthly rent payable under the Lease is $        .

9. The additional monthly rent payable under the Lease is paid based on Landlord’s estimates as provided in the Lease, and is currently $        .

10. There is no free rent period pending under the Lease for the current or any future month.

11. The undersigned has deposited the sum of $         with Landlord as security for the performance of its obligations as tenant under the Lease, and no portion of such deposit has been applied by Landlord to any obligation under the Lease.

12. As of the date of this Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or, to the best of Tenant’s knowledge, Landlord. To the best of Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

13. The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Landlord of any of Landlord’s interest in the Lease.

14. Tenant has no option or preferential right to purchase all or any part of the Leased Premises (or the real property of which the Leased Premises is a part) nor any right or interest with respect to the Leased Premises other than as Tenant under the Lease.

Exhibit B

15. No voluntary actions, or to the Tenant’s best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.

Tenant acknowledges and agrees that (a) this estoppel certificate may be relied upon by Landlord and by any lender secured directly or indirectly by mortgages encumbering the Leased Premises or by the ownership interests in Landlord, and by any current or prospective investor in Landlord or purchaser of the Leased Premises, and by their respective successors and assigns, including but not limited to, any designee or successor, and shall be binding upon the undersigned and its successors and assigns, as Tenant under the Lease and (b) Landlord and Lender/Purchaser/Investor are relying and will rely upon this estoppel certificate and the accuracy of the information contained herein.

IN WITNESS WHEREOF, this Certificate has been executed as of the day and year set forth below the signatures below.

TENANT:

, a

Dated:
By:
Title:

Dated:
By:
Title:

Exhibit B

EXHIBIT A TO TENANT’S CERTIFICATE

[Please list any amendments

or modifications to the Lease]

Exhibit B

EXHIBIT C

SERVICE CONTRACTS

VENDORS	Comments
ACCEL AIR SYSTEM	HVAC
BAYSIDE EQUIPMENT CO	Generator maintenance
CRYSTAL SPRINGS LANDSCAPE	Landscape
D&J PEST CONTROL	Pest Control
DIRECT ENERGY	3rd party gas provider
ELEVATOR SERVICE COMPANY, INC	Elevator Service
FACILITIES PROTECTION SERVICE	Security
HASSAN COMPLETE JANITORIAL	Janitorial
PACIFIC GAS & ELECTRIC	Gas and Electric
REPUBLIC SERVICES INC	trash
RICHARD HAIR	building controls maintenance
SABAH INTERNATIONAL	fire sprinlers
SAN JOSE WATER	Water

Exhibit C